AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2006
                                                REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                         HARTFORD LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

         CONNECTICUT                                          06-0974148
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                                 (860) 547-5000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------
                      PLEASE ADDRESS ALL COMMUNICATIONS TO:
                                JONATHAN MERCIER
                         HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                                 (860) 843-9263
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                               ------------------
                                   COPIES TO:

        STEVEN J. SLUTZKY                           PERRY J. SHWACHMAN
        MATTHEW E. KAPLAN                           ANTHONY J. RIBAUDO
    DEBEVOISE & PLIMPTON LLP                         SIDLEY AUSTIN LLP
        919 THIRD AVENUE                         ONE SOUTH DEARBORN STREET
    NEW YORK, NEW YORK 10022                      CHICAGO, ILLINOIS 60603
         (212) 909-6000                               (312) 853-7000
                               ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |X|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
     SECURITIES TO BE REGISTERED             REGISTERED            PER UNIT              PRICE          REGISTRATION FEE
   Medium-Term Notes                             (1)                  (1)                 (1)                 $0(1)
===========================================================================================================================

1. An unspecified aggregate initial offering price of Medium-Term Notes is being registered as may from time to time be offered and sold at unspecified prices. In accordance with Rules 456(b) and 457(r), Hartford Life Insurance Company is deferring payment of all of the registration fee, except for $10,700 that was previously paid to register $100,000,000 aggregate initial offering price of Medium-Term Notes.

================================================================================

PROSPECTUS
                                                          [Logo Graphic Omitted]
HARTFORD LIFE INSURANCE COMPANY

HARTFORD LIFE MEDIUM-TERM NOTES

We may offer to sell, from time to time, Hartford Life medium-term Notes under our IncomeNotes(sm) program. In addition, we may, at our option, offer to sell from time to time, Hartford Life medium-term notes outside of our
IncomeNotes(sm) program. Medium-term notes sold by us outside of our IncomeNotes(sm) program will be substantially identical to our medium-term notes sold under our IncomeNotes(sm) program and we refer to both types of notes in this prospectus as "notes." The specific terms of the notes will be set prior to the time of sale and described in a separate pricing supplement. You should read this prospectus and the applicable pricing supplement carefully before you invest. Unless otherwise specified in the applicable pricing supplement, we will not list the notes on any securities exchange or make them available for quotation on any quotation system.

An offering of notes under this program may be made concurrently in one or more of the provinces of Canada other than the Province of Quebec and in the United States pursuant to the multi-jurisdictional disclosure system implemented by securities regulatory authorities in Canada and the United States.

                               ------------------

INVESTING IN THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

                               ------------------

NONE OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR ANY STATE INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

ARRANGER FOR THE PROGRAM
       BEAR, STEARNS & CO. INC.

INCOMENOTES(sm) PURCHASING AGENT
       BEAR, STEARNS & CO. INC.

INCOMENOTES(sm) AGENTS
       A.G. EDWARDS & SONS, INC.
       BANC OF AMERICA SECURITIES LLC
       CHARLES SCHWAB & CO., INC.
       CITIGROUP
       FIDELITY CAPITAL MARKETS SERVICES,
         A DIVISION OF NATIONAL FINANCIAL SERVICES, LLC
       MERRILL LYNCH & CO.
       MORGAN STANLEY
       PIPER JAFFRAY & CO.
       RAYMOND JAMES
       RBC DAIN RAUSCHER INC.
       SCOTT & STRINGFELLOW, INC.
       UBS INVESTMENT BANK
       WACHOVIA SECURITIES

The date of this prospectus is September 8, 2006

"IncomeNotes(sm)" is a service mark of The Bear Stearns Companies Inc.

TABLE OF CONTENTS

                                                                            PAGE

--------------------------------------------------------------------------------
   ABOUT THIS PROSPECTUS AND THE PRICING SUPPLEMENTS                          3
--------------------------------------------------------------------------------
   SUMMARY                                                                    4
--------------------------------------------------------------------------------
   RISK FACTORS                                                               6
--------------------------------------------------------------------------------
   FORWARD-LOOKING INFORMATION                                               10
--------------------------------------------------------------------------------
   WHERE YOU CAN FIND MORE INFORMATION                                       10
--------------------------------------------------------------------------------
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           11
--------------------------------------------------------------------------------
   USE OF PROCEEDS                                                           11
--------------------------------------------------------------------------------
   DESCRIPTION OF HARTFORD LIFE                                              11
--------------------------------------------------------------------------------
   DESCRIPTION OF THE NOTES                                                  11
--------------------------------------------------------------------------------
   MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                  34
--------------------------------------------------------------------------------
   ERISA CONSIDERATIONS                                                      38
--------------------------------------------------------------------------------
   PLAN OF DISTRIBUTION                                                      40
--------------------------------------------------------------------------------
   LEGAL MATTERS                                                             41
--------------------------------------------------------------------------------
   EXPERTS                                                                   41
--------------------------------------------------------------------------------
   REPAYMENT ELECTION FORM                                                  A-1
--------------------------------------------------------------------------------

ABOUT THIS PROSPECTUS AND THE PRICING SUPPLEMENTS
--------------------------------------------------------------------------------

This document is a prospectus which is part of the registration statement that we have filed with the SEC. This prospectus sets forth certain terms of the notes that we may offer.

The specific terms of notes being offered will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus. That pricing supplement also may add to, update, supplement or clarify information in this prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus. That additional information is described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on pages 10 and 11, respectively.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable pricing supplement. Neither we nor any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any Agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus and the applicable pricing supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus references to "Hartford Life," "we," "our" or "us" are to Hartford Life Insurance Company, a life insurance company organized under the laws of Connecticut. In this prospectus, the Hartford Life IncomeNotes(sm) and Hartford Life medium-term notes that we may offer are referred to generally as "notes" and our IncomeNotes(sm) program and Hartford Life medium-term notes program are referred to generally as the "program."

In this prospectus, references to "United States dollars", "U.S. dollars" or "$" are to lawful currency of the United States of America.

SUMMARY
--------------------------------------------------------------------------------

THIS SECTION SUMMARIZES THE SIGNIFICANT LEGAL AND FINANCIAL TERMS OF THE NOTES THAT ARE DESCRIBED IN MORE DETAIL IN "DESCRIPTION OF THE NOTES" BEGINNING ON PAGE 11. FINAL TERMS OF ANY PARTICULAR SERIES OF NOTES ARE SET AT THE TIME OF SALE AND WILL BE CONTAINED IN A PRICING SUPPLEMENT RELATING TO THAT SERIES OF NOTES. THAT PRICING SUPPLEMENT MAY ADD TO, UPDATE, SUPPLEMENT OR CLARIFY THE TERMS CONTAINED IN THIS SUMMARY. IN ADDITION, YOU SHOULD READ THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE APPLICABLE PRICING SUPPLEMENT.

THE ISSUER                              Hartford Life Insurance Company, 200
                                        Hopmeadow Street, Simsbury, Connecticut
                                        06089, phone (800) 547-5000.
--------------------------------------------------------------------------------
ARRANGER FOR THE PROGRAM                Bear, Stearns & Co. Inc.
--------------------------------------------------------------------------------
INCOMENOTES(sm) PURCHASING AGENT        Bear, Stearns & Co. Inc.
--------------------------------------------------------------------------------
MEDIUM-TERM
NOTES PURCHASING AGENT                  As specified in the applicable pricing
                                        supplement.
--------------------------------------------------------------------------------
TITLES OF NOTES                         Hartford Life IncomeNotes(sm) and
                                        Hartford Life medium-term notes.
--------------------------------------------------------------------------------
AMOUNT                                  There are no limitations on our ability
                                        to issue additional indebtedness in the
                                        form of Hartford Life IncomeNotes(sm),
                                        Hartford Life medium-term notes or
                                        otherwise.
--------------------------------------------------------------------------------
TERMS OF THE NOTES:

      STATUS The notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding. The notes will not be secured by any collateral. The notes will be junior to the claims of any of our policyholders and will be effectively subordinated to any of our existing and future secured indebtedness. The notes will also be effectively subordinated to the liabilities and commitments of any of our subsidiaries.

      PAYMENT OF PRINCIPAL              o    The notes may be interest bearing
      AND INTEREST                           or non-interest bearing as
                                             specified in the applicable
                                             pricing supplement. The notes may
                                             bear interest at either a fixed
                                             rate or a floating rate, or a
                                             combination of fixed and floating
                                             rates, as specified in the
                                             applicable pricing supplement.

                                        o    The principal amount of each note
                                             (other than amortizing notes) will
                                             be payable on its stated maturity
                                             date, repayment date or redemption
                                             date, as specified in the
                                             applicable pricing supplement, at
                                             the corporate trust office of the
                                             indenture trustee or any other
                                             place designated.

                                        o    Unless otherwise specified in the
                                             applicable pricing supplement,
                                             interest, if any, on the notes will
                                             be payable on a monthly, quarterly,
                                             semi-annual or annual basis.

                                        o    The notes may be amortizing notes
                                             that pay an amount in respect of
                                             both interest and principal
                                             amortized over the life of the
                                             note, as specified in the
                                             applicable pricing supplement.

                                        o    The notes may be indexed notes on
                                             which payments of interest and
                                             principal may be linked to the
                                             price of one or more securities or
                                             indices, currencies, commodities or
                                             other instruments or measures.

                                        o    The notes may be discount notes
                                             that do not bear any current
                                             interest or bear interest at a rate
                                             that is below market rates at the
                                             time of issue.

      INTEREST  RATE                    Each fixed rate note will bear interest
                                        from its date of issue at the annual
                                        rate stated in the applicable pricing
                                        supplement until the principal is paid.

                                        Each floating rate note will bear
                                        interest from the date of issue until
                                        the principal is paid at a rate
                                        determined by reference to an interest
                                        rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under "Description of the Notes"). The pricing supplement will designate one or more of the following interest rate bases along with the index maturity for that interest rate basis:

                                        o    the CD Rate;

                                        o    the Commercial Paper Rate;

                                        o    the Constant Maturity Swap Rate;

                                        o    the Constant Maturity Treasury
                                             Rate;

                                        o    the CPI Adjustment Rate;

                                        o    the Federal Funds Rate;

                                        o    LIBOR;

                                        o    the Prime Rate;

                                        o    the Treasury Rate; or

                                        o    such other interest rate basis or
                                             interest rate formula as set forth
                                             in such pricing supplement.

      REDEMPTION AND REPAYMENT          Unless otherwise specified in this
                                        prospectus, or the applicable pricing
                                        supplement, a note will not be
                                        redeemable by us or be repayable at the
                                        option of the holder prior to its stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.

      MATURITIES                        Unless otherwise specified in the
                                        applicable pricing supplement, each note will mature nine months or more from its date of original issuance on the last scheduled interest payment date, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each note will mature on or prior to 30 years from its date of original issuance.

      SURVIVOR'S OPTION                 Some notes may contain a provision
                                        (which is referred to herein as the
                                        "survivor's option") permitting optional repayment of those notes prior to maturity, if requested, following the death of a beneficial owner of those notes, so long as the notes were issued at least 12 months prior to the request for repayment. Your notes may not be repaid in this manner unless the pricing supplement for your notes provides for the survivor's option. Your right to exercise the survivor's option is subject to limits set by us which may restrict the permitted dollar amount of
                                        (1) total exercises of survivor options
                                        in a year for all notes, (2) total
                                        exercises of survivor options in a year
                                        for any single beneficial owner, and (3) total exercises of survivor options with respect to each series of notes.

                                        Additional details on the survivor's
                                        option are described in this prospectus
                                        in the section entitled "Description of
                                        the Notes -- Survivor's Option" on page
                                        14.
--------------------------------------------------------------------------------
RATINGS                                 Unless otherwise indicated in the
                                        applicable pricing supplement, the notes
                                        will have an issue credit rating of AA-
                                        from Standard & Poor's Ratings Services,
                                        a division of The McGraw-Hill Companies,
                                        Inc. ("Standard & Poor's") and the notes
                                        will have a debt rating of a+ from A.M.
                                        Best Company, Inc. ("A.M. Best") and AA-
                                        from Fitch Ratings ("Fitch"). Hartford
                                        Life expects the notes to be rated A1 by
                                        Moody's Investor Services, Inc.
                                        ("Moody's").
--------------------------------------------------------------------------------
CURRENCIES AND DENOMINATIONS            Unless otherwise specified in the
                                        applicable pricing supplement, the notes
                                        will be denominated in United States
                                        dollars. In the alternative, the notes
                                        may be denominated in Canadian dollars.
                                        The notes will be issued and sold in
                                        denominations of $1,000 and any integral
                                        multiple thereof, in denominations of
                                        $25 and any integral multiples thereof
                                        or in such other denomination and
                                        integral multiple of that denomination
                                        specified in the applicable pricing
                                        supplement. The authorized denominations
                                        of notes denominated in Canadian dollars
                                        will be the equivalents of such amounts
                                        in Canadian dollars.
--------------------------------------------------------------------------------
LISTING                                 Unless otherwise specified in the
                                        applicable pricing supplement, your
                                        notes will not be listed on any
                                        securities exchange.
--------------------------------------------------------------------------------
FORM OF NOTES                           Unless otherwise specified in the
                                        applicable pricing supplement, each note will be issued in fully registered form and will be initially represented by one or more book-entry notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"), as depositary, for the accounts of its participants, including the Canadian
                                        Depositary for Securities Limited
                                        ("CDS"). Each book-entry note will be
                                        held by the indenture trustee as
                                        custodian for the depositary or its
                                        nominee.

CLEARING SYSTEMS                        The Depository Trust Company and/or, in
                                        relation to any notes, any other
                                        clearing system as may be specified in
                                        the applicable pricing supplement.
--------------------------------------------------------------------------------
INDENTURE AND INDENTURE TRUSTEE         We will issue each series of notes to
                                        the public pursuant to an indenture
                                        dated as of September 8, 2006, between
                                        us and JPMorgan Chase Bank, N.A. in its
                                        capacity as indenture trustee. The
                                        indenture is subject to the Trust
                                        Indenture Act of 1939, as amended. The
                                        indenture trustee is not affiliated with
                                        us.
--------------------------------------------------------------------------------
GOVERNING LAW                           The notes and the indenture will be
                                        governed by, and construed in accordance
                                        with, the laws of the State of New York.
--------------------------------------------------------------------------------
EARNINGS TO FIXED CHARGES RATIOS        The following tables set forth
                                        historical ratios of earnings to fixed
                                        charges for the periods specified. These
                                        ratios were prepared in accordance with
                                        U.S. GAAP. For the purpose of
                                        calculating the ratio of earnings to
                                        fixed charges, "earnings" represent
                                        income before minority interest in
                                        consolidated subsidiaries, income or
                                        loss from equity investees and provision
                                        for income taxes, plus fixed charges and
                                        distributed income of equity investees,
                                        less preference security dividend
                                        requirements of consolidated
                                        subsidiaries, if any. "Fixed charges"
                                        consist of interest expensed and
                                        capitalized, amortized premiums,
                                        discounts and capitalized expenses
                                        related to indebtedness, an estimate of
                                        the interest within rental expense,
                                        preference security dividend
                                        requirements of consolidated
                                        subsidiaries and interest credited to
                                        policyholders.
--------------------------------------------------------------------------------

                                           Six Months
                                              Ended           YTD            YTD           YTD            YTD           YTD
(IN MILLIONS)                                6/30/06       12/31/05       12/31/04      12/31/03       12/31/02      12/31/01
-----------------------------------------------------------------------------------------------------------------------------
RATIOS
      Earnings, as defined, to total
        fixed charges                         206.5         224.2          169.7         133.3           62.1         117.0
-----------------------------------------------------------------------------------------------------------------------------
      Earnings, as defined, including
        interest credited to contract-
        holders, to total fixed charges
        including interest credited to
        contractholders                        1.5            1.7            1.6           1.7            1.4           1.7
-----------------------------------------------------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

Your investment in the notes will involve certain risks. This prospectus and any pricing supplement do not describe all of those risks.

In consultation with your own financial, accounting and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus and any pricing supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.

You should carefully review the information in this prospectus and the related pricing supplement about the notes.

RISK FACTORS RELATING TO THE NOTES

BECAUSE THE NOTES ARE UNSECURED, AND THE INDENTURE CONTAINS NO LIMIT ON THE AMOUNT OF ADDITIONAL DEBT THAT WE MAY INCUR, OUR ABILITY TO MAKE TIMELY PAYMENTS ON YOUR NOTES MAY BE AFFECTED BY THE AMOUNT AND TERMS OF OUR FUTURE DEBT.

The notes are unsecured obligations solely of Hartford Life. Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any outstanding notes. The indenture does not contain any limitation on the amount of indebtedness that we may issue in the future. As we issue additional notes under the indenture or incur other debt outside the indenture, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the notes on a timely basis may become impaired.

OUR ABILITY TO MAKE TIMELY PAYMENTS ON YOUR NOTES WILL DEPEND ON OUR FUTURE LIQUIDITY, WHICH MAY BE ADVERSELY AFFECTED BY A NUMBER OF FACTORS, INCLUDING RATINGS DOWNGRADES, HIGHER THAN ANTICIPATED LOSSES ON OUR INVESTMENTS, CHANGES IN INTEREST RATES AND DISRUPTIONS IN THE FINANCIAL MARKETS GENERALLY.

Our ability to make timely payments on your notes may be affected by our future liquidity. Our future liquidity, or ability to access cash when needed, may be adversely affected by a number of factors, such as ratings downgrades, higher than anticipated losses on our investments, changes in interest rates and disruptions in the financial markets generally.

A significant downgrade by the rating agencies in our claims paying or financial strength ratings could lead to policy and contract withdrawals, harm our ability to sell new products and require us to offer higher rates of interest on financial products that we sell in the future, including future series of notes. Any of these events could reduce our liquidity, thereby affecting our ability to make timely payments on your notes.

Our investments are subject to customary market risks, and our future liquidity may be adversely affected if our investments experience losses higher than anticipated. Higher investment losses may result from our credit assessment process or from economic and political conditions affecting the companies in which we invest. If actual investment losses exceed estimated investment losses, our available cash could decrease. Thus, our future liquidity, and our ability to make timely payments on the notes, may suffer from adverse investment results.

If market rates of interest were to rise relative to the interest rates that we offer on new liabilities that we issue, including future series of notes, or relative to existing products, customers may avoid purchasing our products or may seek to redeem products already held by them. If this happens at a time when a significant amount of our liabilities are maturing, then our liquidity could be reduced and our ability to make timely payments on your notes could suffer.

In addition, there are always some timing differences between cash payments we owe on our products and other liabilities and the cash payments due to us on our investments. Our ability to overcome these cash mismatches and make timely payments on your notes may be adversely affected if the fixed income markets were to experience significant liquidity problems. Also, under certain market conditions, we could be unable to sell additional products and unable to sell our portfolio investments in sufficient amounts to raise the cash required to pay your notes when due.

IF OUR ACTUAL EXPERIENCE VARIES ADVERSELY FROM OUR UNDERWRITING ASSUMPTIONS, OR OUR REINSURERS REFUSE OR FAIL TO PAY CLAIMS WHEN DUE, OUR FUTURE LIQUIDITY AND OUR ABILITY TO MAKE TIMELY PAYMENTS ON YOUR NOTES MAY BE ADVERSELY AFFECTED.

The underwriting of our insurance products involves actuarially determined assumptions concerning mortality, morbidity, and policy lapses. Although these underwriting assumptions are based on historical data, there is no guarantee that the future experience of our customers will be consistent with this data or our assumptions. If our customers' policy claims are higher than expected, our liquidity and our ability to make timely payments on your notes may be adversely affected.

In addition to our underwriting practices, we manage the risks relating to our insurance products by reinsuring a portion of these risks with other insurers. If some of our reinsurers refuse, or are unable, to meet their obligations to us, our future cash inflow and liquidity may be reduced and our ability to make timely payments on your notes could suffer.

IF WE  BECOME  INSOLVENT,  UNDER  CONNECTICUT  INSURANCE  LAW,  YOUR  CLAIM AS A
NOTEHOLDER   WILL  BE   SUBORDINATE  TO  OTHER  CLAIMS,   INCLUDING   CLAIMS  OF
POLICYHOLDERS AND HOLDERS OF ANNUITIES AND OTHER TYPES OF INSURANCE CONTRACTS.

If we become insolvent, our insolvency proceedings will be governed by Connecticut insurance laws, administered by the Connecticut Commissioner of Insurance and subject to review and approval by the Connecticut Superior Court. Connecticut law prioritizes claims against the estate of insolvent life insurers as follows: (1) expenses of administration, (2) certain administrative expenses of state guaranty associations, (3) claims of policyholders and others for policy benefits and certain related claims, (4) claims of the federal government, (5) certain claims of employees for up to two months compensation per employee, and (6) claims of general creditors. Your claim, as a noteholder, would be equal to those of general creditors and classified in priority six. Furthermore, Connecticut law provides that each higher class must receive payment in full before members of the next class receive any payment. Therefore, in the event of our insolvency, it is unlikely that you will receive payment in full, if at all, on your notes from us.

WE MAY OFFER INSURANCE AND RELATED PRODUCTS, WITH FEATURES SIMILAR TO THE NOTES, WHICH WOULD HAVE A HIGHER PRIORITY IN THE EVENT OF OUR INSOLVENCY.

We, and our affiliated life insurance companies, offer a wide variety of insurance, annuity and funding agreement products. Some of these products can provide a fixed or floating interest rate and a stated maturity date, similar to the notes. If we were to become insolvent, these products would be equal to those of policyholders and others for benefits and certain related claims and classified in priority three in insolvency, as described above, and would be repaid prior to any repayment of principal of or interest on the notes.

RATINGS OF THE PROGRAM AND ANY RATED NOTES MAY NOT REFLECT ALL RISKS OF AN INVESTMENT IN THE NOTES AND MAY CHANGE.

If the program or the notes are rated by a rating agency, the ratings of such notes will primarily reflect our overall financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings are not an indication of the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The rat-ings of the program and any rated notes may not reflect the potential impact of all risks related to your notes.

REDEMPTION MAY ADVERSELY AFFECT YOUR RETURN ON THE NOTES.

If your notes are redeemable at our option, we may choose to redeem your notes. Prevailing interest rates at the time we redeem your notes may be lower than the rate borne by the notes. In such a case, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes.

ANY SURVIVOR'S OPTION MAY BE SUBJECT TO CERTAIN LIMITATIONS.

We have the discretionary right to limit the aggregate principal amount:

o of notes that can be redeemed under the survivor's option in any calendar year to the greater of $1,000,000 (or its equivalent in Canadian dollars, if applicable) or 1% of the aggregate principal amount of all such notes as of the end of the most recent calendar year;

o of all outstanding notes that can be redeemed under the survivor's option in any calendar year with respect to an authorized representative of any individual deceased beneficial owner to $250,000 (or its equivalent in Canadian dollars, if applicable); and

o of the notes of a series as to which exercises of any survivor's option shall be accepted by us to an amount as set forth in the applicable notes and the applicable pricing supplements.

THERE MAY NOT BE ANY TRADING MARKET FOR YOUR NOTES AND MANY FACTORS AFFECT THE TRADING AND MARKET VALUE OF YOUR NOTES.

Upon issuance, the notes will not have an established trading market. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

o the complexity and volatility of the formula applicable to the interest rate borne by your notes,

o the method of calculating the principal, premium and interest in respect of your notes,

o    the time remaining to the maturity of your notes,

o    the outstanding amount of other notes of the same series,

o    any redemption or repayment features of your notes,

o the amount of other debt securities linked to the formula applicable to your notes, and

o    the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed.

ADDITIONAL RISK APPLICABLE TO DISCOUNT NOTES

IF YOU PURCHASE DISCOUNT NOTES, THE AMOUNT PAYABLE TO YOU UPON EARLY REDEMPTION, REPAYMENT OR ACCELERATION OF THESE NOTES MAY BE LESS THAN THE PRINCIPAL AMOUNT (I.E., PAR) OF THE NOTES PLUS ACCRUED BUT UNPAID INTEREST AND PREMIUM, IF ANY.

If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of such notes may be less than the principal amount thereof plus accrued and unpaid interest. The amount payable will be determined by the formula set forth in this prospectus or the applicable pricing supplement.

ADDITIONAL RISKS APPLICABLE TO CPI-LINKED AND OTHER SIMILARLY STRUCTURED NOTES

IF WE ISSUE NOTES WITH AN INTEREST RATE THAT IS DETERMINED IN ACCORDANCE WITH A FORMULA THAT IS LINKED TO ONE OR MORE INDEXES THAT MEASURE INFLATION, SUCH AS THE NON-SEASONALLY ADJUSTED U.S. CITY AVERAGE ALL ITEMS CONSUMER PRICE INDEX FOR ALL URBAN CONSUMERS (THE "CPI"), YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS, INCLUDING THE FOLLOWING:

YOUR INTEREST RATE IS BASED ON AN INDEX. Your interest payments will be affected by changes in the CPI or such other applicable index specified in the pricing supplement, which changes result from the interaction of many factors over which we have no control. Such changes may be significant. For example, changes in the CPI are a function of the changes in specified consumer or other prices over time.

HISTORICAL CHANGES TO THE APPLICABLE INDEX ARE NOT NECESSARILY INDICATIVE OF FUTURE CHANGES. Movements in the CPI or such other applicable index specified in the pricing supplement that have occurred in the past are not necessarily indicative of changes that may occur in the future, which may be WIDER or MORE CONFINED than those that have occurred historically. For example, the CPI is a measure of the average levels in consumer prices over time in a fixed market basket of goods and services. In calculating the CPI, price levels for the various items are averaged together with weights that represent their relative importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically to take into account changes in consumer expenditure patterns. Investors should not rely on any historical changes or trends in the CPI or such other applicable index specified in the pricing supplement as an indicator of future changes in the CPI or such other applicable index, respectively.

THE INTEREST RATE ON THE NOTES MAY BE LESS THAN THE RATE ON COMPARABLE FIXED OR FLOATING RATE DEBT SECURITIES. Because the long-term trend in CPI changes has been positive, the initial interest rate may be below what would be paid, as of a current date on compara-ble debt securities with a fixed or floating rate and similar maturity and credit quality to that of the notes. Even though the long-term trend in CPI changes has been positive, at any future date, the interest rate on the notes may be below what we would expect to pay as of such date if we issued non-callable senior debt securities with a fixed or floating rate and similar maturity to that of the notes.

CHANGES IN THE APPLICABLE INDEX MAY NOT CORRELATE WITH CHANGES IN OTHER INTEREST RATE INDICES. Changes in the CPI or such other applicable index specified in the pricing supplement may bear little or no relationship to changes in interest rate indices (such as those described in this Prospectus) that may be applicable to other floating rate notes. As a result, your interest rate may be below the interest rates payable on other otherwise comparable floating rate debt securities. In addition, the calculation of the CPI Adjustment Rate incorporates an approximate three-month lag, which will affect the amount of interest payable on the notes and may have an impact on the trading prices of the notes, particularly in periods of significant and rapid changes in the CPI.

THE CPI ITSELF OR OTHER APPLICABLE INDEX AND THE WAY THEY ARE CALCULATED MAY CHANGE IN THE FUTURE. There can be no assurance that the Bureau of Labor Statistics will not change the method by which it calculates the CPI, or that the method used to calculate any other applicable index will not change. In addition, changes in the way the CPI or such other applicable index is calculated could reduce the level of the CPI or such other applicable index, respectively, and lower the interest payment with respect to the notes. Accordingly, the amount of interest, if any, payable on the notes, and therefore the value of the notes, may be significantly reduced. If the CPI or such other applicable index is substantially altered, a substitute index may be employed to calculate the interest payable on the notes, as described below. That substitution may adversely affect the value of the notes.

IF WE ISSUE INDEXED NOTES, CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

o    has a fixed principal amount,

o    is denominated in U.S. dollars, and

o bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

The risks of a particular indexed note will depend on the terms of the indexed note. The risks may include, but are not limited to, the possibility of significant changes in the prices of:

o    the underlying assets,

o    another objective price, and

o    economic or other measures making up the relevant index.

Underlying assets could include:

o    securities,

o    currencies,

o    commodities,

o    one or more interest rates, or

o    other indices or formulas.

The existence, magnitude and longevity of the risks associated with a particular indexed note generally depends on factors over which we have no control and which cannot readily be foreseen. These risks include:

o    economic events,

o    political and regulatory events, and

o financial events, such as the supply of, and demand for, the underlying assets.

In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

o    an index determined by an affiliate of one of our agents, or

o prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

The risk of loss of principal as a result of linking of principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. If an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. If the interest on a note is determined on the basis of one or more stock prices, fixed income securities prices or commodity prices, it may result in an interest rate less than that payable on a conventional debt security issued at the same time, or in no interest payments at all.

Furthermore, the ratings of the notes may not reflect the potential impact of all risks related to the structure and other factors on the market value of the notes. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

IF WE ISSUE INDEXED NOTES ON WHICH ALL OR A PART OF ANY PAYMENT DUE IS BASED ON A CURRENCY OTHER THAN U.S. DOLLARS, THOSE NOTES ARE SUBJECT TO EXCHANGE RATE AND EXCHANGE CONTROL RISKS.

An investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. The risks include, but are not limited to:

o the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency,

o the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to the specified currency, and

o the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

The existence, magnitude and longevity of these risks generally depend on factors over which we have no control and which cannot be readily foreseen, such as:

o    economic events,

o    political and regulatory events, and

o financial events, such as the supply of, and demand for, the relevant currencies.

Moreover, if payments on your indexed notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the currency upon which all or a part of any payment due on your indexed notes is based would result in a decrease generally, in the U.S. dollar equivalent market value of your indexed notes.

Furthermore, governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates. Governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.

FORWARD-LOOKING INFORMATION
--------------------------------------------------------------------------------

Certain of the statements contained herein are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These factors include: the possible occurrence of terrorist attacks; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect us against losses; changes in the stock markets, interest rates or other financial markets, including the potential effect on our statutory capital levels; the inability to effectively mitigate the impact of equity market volatility on our financial position and results of operations arising from obligations under annuity product guarantees; our potential exposure arising out of regulatory proceedings or private claims relating to incentive compensation or payments made to brokers or other producers and alleged anti-competitive conduct; the uncertain effect on us of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers and other producers, including changes that have been announced and those which may occur in the future; the possibility of unfavorable loss development; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of domestic and foreign regulatory developments, including those which could increase our business costs and required capital levels; the possibility of general economic and business conditions that are less favorable than anticipated; our ability to distribute our products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; a downgrade in our financial strength or credit ratings; the ability of our subsidiaries to pay dividends to us; the ability to recover our systems and information in the event of a disaster or other unanticipated event; and other factors described in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in compliance with such laws, we file annual, quarterly and current reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E. Washington, D.C. 20549. You can also request copies of our documents  upon  payment  of a  duplicating  fee,  by writing  the SEC's  public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. Information we file with the SEC will automatically update and supercede the information in this prospectus.

This prospectus incorporates by reference the following documents:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005; and

     (b) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2006.

We are also incorporating by reference all reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the notes made hereby (other than information in such documents that is deemed not to be filed).

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

                         Hartford Life Insurance Company
                              200 Hopmeadow Street
                           Simsbury, Connecticut 06089
                           Attention: Richard Costello
                            Telephone: (860) 547-5000

USE OF PROCEEDS
--------------------------------------------------------------------------------

We intend to use the net proceeds from the sale of the notes to purchase investment assets that we expect will generate investment income in excess of amounts payable under the notes.

DESCRIPTION OF HARTFORD LIFE
--------------------------------------------------------------------------------

We and our subsidiaries are wholly owned indirect subsidiaries of The Hartford Financial Services Group, Inc. We and our subsidiaries provide:

o investment products, including variable annuities, fixed market value adjusted annuities, mutual funds and retirement plan services for the savings and retirement needs of over 5.0 million customers;

o life insurance for wealth protection, accumulation and transfer needs for approximately 746,000 customers;

o group benefits products such as group life and group disability insurance for the benefit of millions of individuals; and

o corporate owned life insurance, which includes life insurance policies purchased by a company on the lives of its employees.

We are one of the largest sellers of individual variable annuities, variable life insurance and group disability insurance in the United States. Our strong position in each of our core businesses provides an opportunity to increase the sale of our products and services as individuals increasingly save and plan for retirement, protect themselves and their families against disability or death and engage in estate planning.

Our principal office is located at 200 Hopmeadow Street, Simsbury, CT 06089.

DESCRIPTION OF THE NOTES
--------------------------------------------------------------------------------

You should carefully review the information in this prospectus. The pricing supplement for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The pricing supplement may also add to, update, supplement or clarify information contained in this prospectus. It is important for you to consider the information contained in this prospectus, the applicable pricing supplement, the indenture and the notes in making your investment decision.

This section describes some technical concepts and uses some capitalized terms not defined in this prospectus. You should refer to the indenture and the form of note certificates filed as exhibits to the registration statement to which this prospectus relates for the full description of those concepts and complete definitions of these terms.

GENERAL

   INDENTURE

The notes will be issued under an indenture, dated as of September 8, 2006, between us and the indenture trustee. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

The indenture will not limit the amount of additional unsecured indebtedness ranking equally and ratably with the notes that we may incur; however, the indenture restricts our ability to mortgage, pledge or otherwise subject any asset to any lien to secure indebtedness unless the notes are secured equally and ratably with such secured indebtedness by a lien on such asset. See "-- Limitation on Secured Indebtedness."

   RANKING

The notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding. The notes will be junior to the claims of any of our policyholders and will be effectively subordinated to any of our existing and future secured indebtedness. The notes will also be effectively subordinated to the liabilities and commitments of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

   PRICING OPTIONS

Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. We may also issue discount notes, amortizing notes and indexed notes as specified in the applicable pricing supplement.

   ADDITIONAL INFORMATION IN THE PRICING SUPPLEMENT

The pricing supplement relating to each offering of notes will describe the following terms:

o    the purchasing agent, if applicable;

o    specified currency of the notes;

o    whether the notes are:

     (1) fixed rate notes,

     (2) floating rate notes,

     (3) amortizing notes, meaning that a portion or all of the principal amount is payable prior to the stated maturity date in accordance with a schedule or by application of a formula,

     (4) indexed notes on which payments of interest and principal may be linked to the price of one or more securities or indices, currencies, commodities or other instruments or measures, and/or

     (5) discount notes that do not bear any interest currently or bear interest at a rate that is below market rates at the time of issuance;

o the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount or, in the case of discount notes, the aggregate face amount;

o    the date on which the notes will be issued;

o    the stated maturity date of the notes;

o if the notes are fixed rate notes, the rate per annum at which the notes will bear interest and the Interest Payment Dates;

o    if the notes are floating rate notes, relevant terms such as:

     (1) the Interest Rate Basis,

     (2) the Initial Interest Rate,

     (3) the Interest Reset Period or the Interest Reset Dates,

     (4) the Interest Payment Dates,

     (5) the Index Maturity,

     (6) any Maximum Interest Rate,

     (7) any Minimum Interest Rate,

     (8) the Spread and/or Spread Multiplier, and

     (9) any other terms relating to the particular method of calculating the interest rate for the notes and whether and how the Spread and/or Spread Multiplier may be changed prior to stated maturity date;

o if the notes are amortizing notes, the terms for repayment prior to the stated maturity date;

o if the notes are indexed notes, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

o whether the authorized representative of the beneficial owner of a beneficial interest in a note will have the right to seek repayment upon the death of the beneficial owner as described under "-- Survivor's Option";

o whether the notes may be redeemed by us, or repaid at the option of the holder, prior to the stated maturity date and the terms of their redemption or repayment;

o any special United States federal income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes;

o    remarketing provisions; and

o any other terms of the notes that are not inconsistent with the provisions of the indenture.

   MATURITY

Unless otherwise specified in the applicable pricing supplement, each note will mature nine months or more from its date of original issuance on the last scheduled interest payment date (the "stated maturity date"), as specified in the applicable pricing supplement, unless its principal (or any installment of its principal) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by us, notice of a beneficial owner's exercise of his or her option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the particular note becomes due and payable, as the case may be, is referred to as the "maturity date" with respect to the principal of the note repayable on that date). Unless otherwise specified in the applicable pricing supplement, each note will mature on or prior to 30 years from its date of original issuance.

   CURRENCY

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. In the alternative, the notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in Canadian dollars. The currency in which a particular series of notes is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency, the currency which is then legal tender in the related country) is referred to as the "specified currency" with respect to such notes.

You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into Canadian dollars and vice versa, and commercial banks do not generally offer Canadian dollar checking or savings account facilities in the United States. The Agent from or through which a Canadian dollar denominated note is purchased may be prepared to arrange for the conversion of United States dollars into Canadian dollars in order to enable you to pay for your Canadian dollar denominated note, provided that you make a request to that Agent on or prior to the fifth business day (as defined below) preceding the date of delivery of the particular Canadian dollar denominated note, or by any other day determined by that Agent. Each conversion will be made by an Agent on the terms and subject to the conditions, limitations and charges as that Agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your Canadian currency note.

   FORM OF NOTES; DENOMINATIONS

Unless otherwise specified in the applicable pricing supplement, each note will be issued in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"), as depositary. Each book-entry note will be held by the indenture trustee as custodian for DTC. See "-- Book Entry Notes." We do not intend to issue definitive notes except in the limited circumstances described under "-- Book-Entry Notes." The minimum denomination of each note will be either $1,000 and integral multiples of $1,000 in excess thereof, $25 and integral multiples of $25 in excess thereof or such other denomination and integral multiple of that denomination specified in the applicable pricing supplement. The authorized denominations of notes denominated in Canadian dollars will be the approximate equivalents of such amounts in Canadian dollars.

   LISTING

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed on any securities exchange.

   PAYMENT

Unless otherwise specified in the applicable pricing supplement, payments of principal of and interest on beneficial interests in the notes will be made in accordance with the arrangements then in place between the paying agent and DTC, and its participants as described under "Book-Entry Notes--About the Depositary." In the case of definitive notes, we will make payments of principal, and premium, if any, and interest and other amounts due and owing, if any, on the maturity date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below) at the designated office of the Paying Agent, currently located at 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606, Attention: Worldwide Securities Services. We will make payments of interest and other amounts due and owing, if any, on the maturity date of a definitive note in immediately available funds and upon the same conditions as set forth in the preceding sentence to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. We will make payments of interest and other amounts due and owing, if any, on a definitive note on any Interest Payment Date other than the maturity date by check mailed to the address of the registered holder entitled thereto appearing in the note register. Notwithstanding the foregoing, we will make payments of interest and other amounts due and owing, if any, on any Interest Payment Date other than the maturity date to each registered holder entitled thereto of $10,000,000 (or, if the specified currency is Canadian dollars, the equivalent thereof) or more in aggregate principal amount of definitive notes by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the indenture trustee not less than 15 calendar days prior to the particular Interest Payment Date. Any wire transfer instructions received by the indenture trustee shall remain in effect until revoked by the applicable registered holder.

   BUSINESS DAY

As used in this prospectus, "business day" means:

o any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Canadian dollar denominated notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the city of Toronto, Canada; and

o for purposes of floating rate notes (as defined below) based on LIBOR (as defined below) the day must also be a London Banking Day, which means a day on which commercial banks are open for business (including dealings in the LIBOR currency (as defined below)) in London.

   TRANSFERS AND EXCHANGES

Book-entry notes may be transferred or exchanged only through the depositary. See "-- Book-Entry Notes." Registration of transfer or exchange of definitive notes will be made at the office or agency of the indenture trustee, currently located at 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606,
Attention: Worldwide Securities Services. No service charge will be imposed for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

OPTIONAL REDEMPTION; NO SINKING FUND

If an optional redemption right is specified in the pricing supplement relating to an offering of notes, then on such date or dates specified in the pricing supplement, we may redeem such notes, in full or in part as applicable, prior to the stated maturity date of such notes. Such redemptions shall be made in whole or from time to time in part in integral multiples of the minimum authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth in the applicable pricing supplement, we must give written notice to the holders of the notes to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. "Redemption price," with respect to an offering of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to an offering of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. Unless otherwise specified in the applicable pricing supplement, if the principal of any discount note other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal and interest due and payable shall be determined in the manner set forth under "-- Discount Notes" below.

If fewer than all of the notes are to be redeemed, the indenture trustee will select the notes to be redeemed by such method as it shall deem fair and appropriate. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

No notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

PURCHASE OF NOTES BY HARTFORD LIFE

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes purchased by us may, at our discretion, be held or resold or surrendered to the indenture trustee for cancellation.

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the notes by us.

SURVIVOR'S OPTION

The "survivor's option" is a provision in a note pursuant to which we agree to repay that note, if requested by the authorized representative of the note's beneficial owner. The survivor's option with respect to a note may not be exercised until 12 full months after the issue date of such note. The pricing supplement relating to an offering of notes will state whether the survivor's option applies to your note.

If the survivor's option applies, on the valid exercise of the survivor's option and the proper tender of notes for repayment, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased owner's beneficial interest, plus accrued, unpaid interest to the date of repayment subject to the limitations set forth below.

To be valid, the survivor's option must be exercised by the person with authority to act on behalf of the deceased beneficial owner (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner) under the laws of the appropriate jurisdiction. A beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payments on that note.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with such deceased owner's spouse, will be deemed the death of a beneficial owner of that note. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased owner's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's ownership interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of a beneficial owner of that note for purposes of the survivor's option, regardless of whether that beneficial owner was the registered holder of that note, if that beneficial ownership interest can be established to the satisfaction of the indenture trustee and Hartford Life. A beneficial ownership interest is deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the applicable notes during his or her lifetime.

We have the discretionary right to limit (i) the aggregate principal amount of all outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by us in any calendar year to an amount equal to the greater of $1,000,000 (or its equivalent in Canadian dollars, if applicable) or 1% of the aggregate principal amount of all such notes as of the end of the most recent calendar year or such greater amount as determined in accordance with the notes and set forth in the applicable pricing supplements, (ii) the aggregate principal amount of all outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by us in any calendar year with respect to an authorized representative of any individual deceased beneficial owner to $250,000 (or its equivalent in Canadian dollars, if applicable) in any calendar year or such other greater amount as determined in accordance with the notes and set forth in the applicable pricing supplements and (iii) the aggregate principal amount of notes of a series entitled to the benefit of a survivor's option, the tender of which may be accepted by us as set forth in the applicable notes and the applicable pricing supplement.

In addition, the exercise of the survivor's option will not be permitted for a principal amount less than the minimum authorized denomination of the notes to be redeemed or if such exercise will result in a note with an outstanding principal amount of less than the minimum authorized denomination applicable thereto. We shall, in our sole discretion, determine all questions regarding the eligibility or validity of any exercise of the survivor's option. Such determination is final and binding on all noteholders and other related parties.

An otherwise valid election to exercise the survivor's option may not be withdrawn. Subject to the above limitations, each election to exercise the survivor's option is accepted in the order received by the indenture trustee. Notes accepted for repayment through the exercise of the survivor's option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the survivor's option is September 1, 2006 and the interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on October 15, 2006 because the September 15, 2006 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described above is deemed tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the survivor's option is not accepted, the indenture trustee will deliver a notice by first-class mail to DTC that states the reason that the note has not been accepted for repayment.

With respect to book-entry notes, DTC, as depositary, or its nominee, is treated as the owner of the notes and will be the only entity that can exercise the survivor's option for such notes. To obtain repayment through exercise of the survivor's option for a note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

o a written instruction to such broker or other entity to notify the depositary of the authorized representative's desire to obtain repayment through the exercise of the survivor's option;

o appropriate evidence satisfactory to the indenture trustee and us (1) that the deceased was the beneficial owner of the note at the time of death, (2) the date of the beneficial owner's death, and (3) that the representative has authority to act on behalf of the beneficial owner;

o if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the indenture trustee and us from the nominee attesting to the deceased's beneficial ownership of such note;

o a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

o    if applicable, a properly executed assignment or endorsement;

o tax waivers and any other instruments or documents that the indenture trustee and we reasonably require in order to establish the validity of the beneficial ownership of the notes and the claimant's entitlement to payment; and

o any additional information the indenture trustee or we require to evidence satisfaction of any conditions to the exercise of the survivor's option or to document beneficial ownership or authority to make the election and cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the direct participant (defined herein) holding the beneficial interest on behalf of the deceased beneficial owner, together with the required evidence from the broker or other entity stating that it represents the deceased beneficial owner. Such direct participant shall deliver such items to the indenture trustee. If we and the indenture trustee determine that the requisite documentation and information has been received and all other conditions described in this prospectus and in the applicable pricing supplement are satisfied, we shall make payment of the applicable amount to the direct participant through DTC.

Such direct participant will be responsible for disbursing payments received from the depositary to the representative. See "-- Book-Entry Notes."

Annex A to this prospectus is the repayment election form for use by DTC participants in exercising the survivor's option. Copies of this form may be obtained from the indenture trustee at its office located at: JPMorgan Chase Bank, N.A., 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606,
Attention: Worldwide Securities Services.

REOPENING OF ISSUE

We may, from time to time, without the consent of existing noteholders, reopen a series of notes and issue one or more additional tranches of notes with the same terms, including maturity and interest payment terms, as notes of such series issued on an earlier date, except for the issue date, the amount, the first payment date of interest and as otherwise set forth in the pricing supplement relating to such tranche of notes. After such additional notes are issued, they will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

INTEREST

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates, in each case as specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. We will make interest payments in respect of the notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an "interest period").

Interest on each note will be payable in arrears on each interest payment date, to the registered holder at the close of business on the record date (as defined below) (except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid) and on the maturity date. The first payment of interest on each note originally issued between a record date (as defined below) and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The "record date" shall be the day that is fifteen (15) calendar days preceding the applicable interest payment date, whether or not a business day.

FIXED RATE NOTES

Each fixed rate note will bear interest at a fixed rate from and including its date of issue or from and including the most recent interest payment date as to which interest has been paid or duly provided for until the principal is paid or made available for payment. The applicable pricing supplement will specify the fixed interest rate per annum applicable to each note and the frequency with which interest is payable. Interest, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest, including interest to be paid at maturity, will include interest to, but excluding, the date that the interest payment is due.

Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be as follows:

    INTEREST PAYMENT FREQUENCY              INTEREST PAYMENT DATES
    --------------------------    ----------------------------------------------

    Monthly Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

    Quarterly                     Fifteenth day of every third calendar month,
                                  beginning in the third calendar month
                                  following the month the note was issued.

    Semi-annual                   Fifteenth day of every sixth calendar month,
                                  beginning in the sixth calendar month
                                  following the month the note was issued.

    Annual Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.

If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest or other amount, if any, on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

FLOATING RATE NOTES

Interest on notes that bear interest at floating rates will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

o    the CD Rate;

o    the Commercial Paper Rate;

o    the Constant Maturity Swap Rate;

o    the Constant Maturity Treasury Rate;

o the CPI Adjustment Rate. See "--Additional Terms for Notes with an Interest Rate based on CPI";

o    the Federal Funds Rate;

o    LIBOR;

o    the Prime Rate;

o    the Treasury Rate; or

o any other Interest Rate Basis or interest rate formula as may be specified in the applicable pricing supplement.

The applicable pricing supplement will specify certain terms of the particular notes that bear interest at floating rates, including:

o    whether the note that bears interest at floating rates is:

     o    a "Regular Floating Rate Note;" or

     o a "Floating Rate/Fixed Rate Note," and if the note is a Floating Rate/Fixed Rate Note:

          o    the Fixed Rate Commencement Date, if applicable;

          o    Fixed Interest Rate, if applicable;

o    Interest Rate Basis or Bases;

o    Initial Interest Rate, if any;

o    Interest Reset Dates;

o    Interest Payment Dates;

o    Index Maturity;

o    Maximum Interest Rate and/or Minimum Interest Rate, if any;

o    Spread and/or Spread Multiplier; or

o if one or more of the applicable Interest Rate Bases is LIBOR, the LIBOR Currency and LIBOR Page.

The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

o if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date; or

o if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates. The "Spread Multiplier" is the percentage specified in the applicable pricing supplement of the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

   REGULAR FLOATING RATE NOTES

Unless notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such notes that bear interest at floating rates will be Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

o    multiplied by the applicable Spread Multiplier, if any; and/or

o    plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date, as specified in the relevant pricing supplement, the rate at which interest on Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the relevant pricing supplement.

   FLOATING RATE/FIXED RATE NOTES

If notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes, such notes that bear interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

o    multiplied by the applicable Spread Multiplier, if any; and/or

o    plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date, the rate at which interest on Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

o the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified in the relevant pricing supplement; and

o the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect for the Notes on the day immediately preceding the Fixed Rate Commencement Date.

   INTEREST RESET DATES

The applicable pricing supplement will specify the dates on which the rate of interest on notes that bear interest at floating rates will be reset (each, an "Interest Reset Date"), and the period between Interest Reset Dates will be the "Interest Reset Period." Unless otherwise specified in the pricing supplement, the Interest Reset Dates for floating rate notes will be as follows:

    INTEREST RESET FREQUENCY                 INTEREST RESET DATES
    ------------------------   -------------------------------------------------

    Daily                      Each business day.

    Weekly Wednesday of each week, with the exception of weekly reset notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week.

    Monthly                    Fifteenth day of each month.

    Quarterly                  Fifteenth day of every third calendar month,
                               beginning in the third calendar month
                               following the month the note was issued.

    Semi-annually              Fifteenth day of every sixth calendar month,
                               beginning in the sixth calendar month
                               following the month the note was issued.

    Annually Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued;

provided, however, that, with respect to any Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date.

If any Interest Reset Date for notes that bear interest at floating rates would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that in the case of notes that bear interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day.

   INTEREST DETERMINATION DATES

The interest rate applicable to notes that bear interest at floating rates for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date," which will be:

o with respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate -- the business day immediately preceding the related Interest Reset Date;

o with respect to the CPI Adjustment Rate -- the fifth business day preceding the related Interest Reset Date, unless otherwise specified in the applicable pricing supplement;

o with respect to the CD Rate, the Constant Maturity Swap Rate and the Constant Maturity Treasury Rate -- the second business day preceding the related Interest Reset Date;

o with respect to LIBOR -- the second London Banking Day preceding the related Interest Reset Date, unless the applicable LIBOR Currency is pounds sterling, in which case the Interest Determination Date will be the related Interest Reset Date, or the applicable LIBOR Currency is euro, in which case the Interest Determination Date will be the second day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open preceding the applicable Interest Reset Date; and

o with respect to the Treasury Rate -- the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

The Interest Determination Date pertaining to notes that bear interest at floating rates, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable note that bears interest at floating rates on which each Interest Reset Basis is determinable.

   CALCULATION DATES

Unless otherwise specified in the applicable pricing supplement, the Calculation Agent will be JPMorgan Chase Bank, N.A. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of notes that bear interest at floating rates, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular notes that bear interest at floating rates. The "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of:

o the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day; or

o the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

   MAXIMUM AND MINIMUM INTEREST RATES

Notes that bear interest at floating rates may also have either or both of the following if specified in the applicable pricing supplement:

o a maximum numerical limitation, or ceiling, that may accrue during any Interest Reset Period (a "Maximum Interest Rate"); and

o a minimum numerical limitation, or floor, that may accrue during any Interest Reset Period (a "Minimum Interest Rate").

In addition to any Maximum Interest Rate that may apply to notes that bear interest at floating rates, the interest rate on notes that bear interest at floating rates will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

   INTEREST PAYMENTS

Unless otherwise specified in the applicable pricing supplement, interest on each note that bears interest at floating rates will be payable on the date(s) set forth below (each, an "Interest Payment Date" with respect to such notes that bear interest at floating rates). Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates for floating rate notes will be as follows:

    INTEREST RESET FREQUENCY                   INTEREST PAYMENT DATES
    ------------------------      ----------------------------------------------

    Daily,weekly or monthly       Fifteenth day of each calendar month or
                                  on the fifteenth day of every third calendar month, beginning in the third calendar month following the month the note was issued, as specified in the applicable pricing supplement.

    Quarterly                     Fifteenth day of every third calendar month,
                                  beginning in the third calendar month
                                  following the month the note was issued.

    Semi-annually                 Fifteenth day of every sixth calendar month,
                                  beginning in the sixth calendar month
                                  following the month the note was issued.

    Annually Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any notes that bear interest at floating rates would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of notes that bear interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the maturity date of a note that bears interest at floating rates falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

All percentages resulting from any calculation on notes that bear interest at floating rates, except for notes that bear interest at the CPI Adjustment Rate and unless otherwise specified in the applicable pricing supplement, will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on notes that bear interest at floating rates will be rounded to the nearest cent.

With respect to notes that bear interest at floating rates, accrued interest is calculated by multiplying the principal amount of such note that bears interest at floating rates by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of notes that bear interest at floating rates as to which the CD Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of notes that bear interest at floating rates as to which the Constant Maturity Treasury Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for notes that bear interest at floating rates as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified as applying for such purposes in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

   CD RATE

"CD Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

     (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

     (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the pur-pose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

     (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

   COMMERCIAL PAPER RATE

"Commercial Paper Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

     (1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper -- Nonfinancial"; or

     (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial"; or

     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

     (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

"Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                      D x 360
Money Market Yield =        --------------------------   x 100
                                   360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

   CONSTANT MATURITY SWAP RATE

"Constant Maturity Swap Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

     (1) with respect to each Interest Determination Date, the mid-market U.S. Dollar fixed rate for a floating rate interest rate swap transaction with a term equal to the Index Maturity, as it appears on Reuters Page ISDAFIX1, under "USD 11am Fix" on such Interest Determination Date; or

     (2) if, as of such Interest Determination Date, the above rate does not appear, such page is not available or, if in the reasonable opinion of the Calculation Agent, the method of calculating such rate has been changed in a material way, the Calculation Agent will request the principal New York City office of five leading dealers to provide quotations for such rate using the mid-market rate at approximately 11:00 A.M., New York City time, on such date. If five quotations are provided, the Constant Maturity Swap Rate will be the arithmetic mean of the three quotations remaining after eliminating the highest (or, in the event of equality, one of the highest) and lowest (or, in the event of equality, one of the lowest) quotations; or

     (3) if at least three, but fewer than five, quotations are provided, the Constant Maturity Swap Rate will be the arithmetic mean of the quotations obtained; or

     (4) if fewer than three quotations are provided, the Constant Maturity Swap Rate will be the Constant Maturity Swap Rate in effect on the particular Interest Determination Date; provided that if no Constant Maturity Swap Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

   CONSTANT MATURITY TREASURY RATE

"Constant Maturity Treasury Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

     (1) if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

         (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date; or

         (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities"; or

         (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

         (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

         (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

         (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

         (g) if fewer than five but more than two prices  referred  to in clause
     (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

         (h) if fewer than three prices referred to in clause (f) are provided as requested, the Constant Maturity Treasury Rate in effect on the particular Interest Determination Date; provided that if no Constant Maturity Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate; or

     (2) if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

         (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

         (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

         (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

         (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

         (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

         (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

         (g) if fewer than five but more than two prices  referred  to in clause
     (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

         (h) if fewer than three prices referred to in clause (f) are provided as requested, the Constant Maturity Treasury Rate in effect on that Interest Determination Date; provided that if no Constant Maturity Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

   FEDERAL FUNDS RATE

"Federal Funds Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

     (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"); or

     (2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

     (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

   LIBOR

"LIBOR" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

     (1) if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

     (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

     (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

     (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

     (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

"LIBOR Page" means either:

o if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

o if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) or, if no such page is specified, on the Moneyline Telerate page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

   PRIME RATE

"Prime Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

     (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan"; or

     (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

     (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent; or

     (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that

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


page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

   TREASURY RATE

"Treasury Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

     (1) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"); or

     (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in
H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption `U.S. Government Securities/Treasury Bills/Auction High'; or

     (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

     (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption `U.S. Government Securities/Treasury Bills/ Secondary Market'; or

     (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in
H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption `U.S. Government Securities/Treasury Bills/Secondary Market'; or

     (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

     (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                       D x N
Bond Equivalent Yield =     --------------------------   x 100
                                   360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

ADDITIONAL TERMS FOR NOTES WITH AN INTEREST RATE BASED ON CPI

   BASE RATE

If the interest rate basis for the notes is the CPI Adjustment Rate (as defined below), the interest rate will be based on the percentage change in the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (the "CPI"), published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor ("BLS"), and will be calculated as described below, unless otherwise specified in the applicable pricing supplement. The CPI Adjustment Rate may be a positive or negative rate in any interest payment period. The CPI is a measure of the average levels in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. In calculating the index, price levels for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The base reference period for the notes is the 1982-1984 average.

   COMPUTATION OF INTEREST

Calculation of the CPI Adjustment Rate:

Unless otherwise specified in the applicable pricing supplement, the CPI Adjustment Rate for each Interest Reset Period is determined as of each Interest Determination Date using the following formula:

     (CPI(t)-CPI(t-12))/CPI(t-12) where:

     CPI(t) is the Current Index Level of the CPI (as defined below under " -- The CPI"), as published on Bloomberg CPURNSA; and

     CPI(t-12) is the Index Level of CPI for the month 12 months prior to the CPI(t).

Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation on notes with an interest rate based on CPI are rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards.

The CPI:

CPI(t) for each Interest Payment Date is the CPI for the second calendar month prior to the applicable Interest Determination Date, as published and reported in the calendar month immediately prior to such Interest Determination Date.

   CALCULATION OF INTEREST RATE ON NOTES WITH AN INTEREST RATE BASED ON CPI:

Unless otherwise specified in the applicable pricing supplement, the CPI Adjustment Rate determined on an Interest Determination Date will be used to calculate the interest rate effective on the next Interest Reset Date. For all periods on and after the initial Interest Reset Date, the interest rate is equal to the CPI Adjustment Rate times the Spread Multiplier, if any, and plus the fixed Spread, if any. The Spread Multiplier and the Spread shall be set forth in the applicable pricing supplement. The resulting interest rate is credited under the note, unless a higher Minimum Rate or a lower Maximum Rate is also specified in the pricing supplement. The Spread Multiplier may be less than 100%. A fixed Spread can be negative.

   DETERMINATION OF THE CPI:

If the CPI is not reported on Bloomberg CPURNSA for a particular month by 3:00 PM on an Interest Determination Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such month using such other source as on its face, and after consultation with us, appears to accurately set forth the CPI as published by the BLS.

If the CPI has not been discontinued but has not been reported on Bloomberg CPURNSA or published by BLS for a particular month by 3:00 PM on an Interest Determination Date, CPI for such date shall be the CPI for the immediately preceding Interest Determination Date.

If, while the notes are outstanding, the CPI is discontinued or, if in the opinion of the BLS, as evidenced by a public release, and if concurred with by us, substantially altered, the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury's Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If no such securities are outstanding, the substitute index for the notes will be determined by the Calculation Agent in consultation with Hartford Life in accordance with general market practice at the time, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

In calculating CPI(t) and CPI(t-12) the Calculation Agent will use the most recently available value of the Current Index Level of the CPI for any month, determined as described above on the applicable Interest Determination Date, even if such value has been adjusted from a prior reported value for the relevant month. However, if a value of CPI(t) and CPI(t-12) used by the Calculation Agent on any Interest Determination Date to determine the interest rate on the notes (an "Initial CPI") is subsequently revised by the BLS, the Calculation Agent will continue to use the Initial CPI, and the interest rate determined will not be revised. If the CPI is rebased to a different year or period, the base reference period for the notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

We expect CPI-linked notes described above to be treated as "variable rate debt instruments" for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations -- U.S. Holders -- Interest and Original Issue Discount."

DISCOUNT NOTES

We may issue notes ("Discount Notes") that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of Discount Notes and par is referred to as the "Discount." In the event of redemption, repayment or acceleration of maturity of Discount Notes, the amount payable to the holders of such Discount Notes will be equal to the sum of:

o the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

o any unpaid interest accrued on such Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the maturity of such Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for Discount Notes (the "Initial Period") is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended, certain Discount Notes may not be treated as having original issue discount within the meaning of such Code, and notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations."

AMORTIZING NOTES

We may issue notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each fixed rate Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months, and interest on each floating rate Amortizing Note will be computed on the same basis as the applicable Interest Rate Basis. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of a particular issuance of Amortizing Notes will be specified in the applicable pricing supplement, including repayment information for such Amortizing Notes.

INDEXED NOTES

We may also offer indexed notes, which may be fixed or floating rate notes or bear no interest. An indexed note provides that the amount payable at its maturity, and/or the amount of interest (if any) payable on an interest payment date, will be determined by reference to:

o    securities of one or more issuers,

o    one or more currencies,

o    one or more commodities,

o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the applicable prospectus supplement or pricing supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency), and/or

o    one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as an "index property". If you are a holder of an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed note may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed notes may be exchange able, at our option or the holder's option, for securities of an issuer other than us.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the note may be settled physically or in cash. The applicable pricing supplement may also include information regarding any special United States federal income tax considerations relating to the purchase, ownership and disposition of any indexed note.

No holder of an indexed note will, as such, have any rights of a holder of the index property referenced in the note or deliverable upon settlement, including any right to receive payment thereunder.

BOOK-ENTRY NOTES

We have established a depositary arrangement with DTC with respect to the book-entry notes, the terms of which are summarized below.

All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC, which may include the Canadian Depository for Securities Limited ("CDS"). No global security may be transferred or exchanged except as a whole by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities represented by book-entry notes will not be entitled to receive physical delivery of definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in a global security represented by book-entry notes.

Investors can hold interests in the notes through CDS only if they are participants in CDS or indirectly through organizations that

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


are participants in CDS. Because DTC will be the only registered holder of the global securities certificates, CDS will hold positions through its U.S. depositary, which in turn will hold positions on the books of DTC.

Each global security representing book-entry notes will be exchangeable for definitive notes having the same terms in a like aggregate principal amount only if:

o subject to the procedures of DTC, we notify the indenture trustee that we wish in our sole discretion to exchange the global security for definitive notes;

o an event of default on the notes of the applicable series has occurred and not been cured; or

o DTC notifies us that it is unwilling or unable to continue as a clearing system for the global securities, or we have become aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and, in either case, a successor clearing system is not appointed by us within 90 calendar days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

If any of these  events  occurs,  we will print and  deliver  definitive  notes.
Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.

ABOUT THE DEPOSITARY

The following is based on information furnished by DTC:

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC's nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC's limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC's limit and an additional global security representing any remaining principal amount.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants' accounts. This eliminates the need for physical movement of securities certificates. DTC's direct participants include securities brokers and dealers (including the purchasing agent), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Under DTC's system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC's records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above or in the other limited instances described in this prospectus under "-- Book Entry Notes."

To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC's nominee, Cede & Co., or any other name that DTC requests. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC's records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC's participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.

Neither DTC nor Cede & Co. will consent or vote with respect to global securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).

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


We, through the indenture trustee, will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements. We and the indenture trustee are responsible only for making payments to DTC, DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.

Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes having the same terms are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.

A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the indenture trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the indenture trustee on DTC's records.

DTC may discontinue providing its services as securities depository at any time by giving reasonable notice to us or the indenture trustee. If we do not obtain a successor securities depository, we will print and deliver definitive notes.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If we do so, definitive notes will be printed and delivered by us.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way, in accordance with DTC's rules, and will be settled in immediately available funds using DTC's same-day funds settlement system. Secondary market trading between CDS participants will occur in the ordinary way, in accordance with the applicable rules and operating procedures of CDS, and will be settled using the procedures applicable to conventional Canadian dollar denominated notes in immediate available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CDS participants, on the other, will be effected through DTC, in accordance with DTC's rules, on behalf of CDS, by its depository. However, such cross-market transactions will require delivery of instructions to CDS by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Toronto time) of such system. CDS, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CDS participants may not deliver instructions directly to DTC.

Credits of notes received in CDS as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the same business day as the DTC settlement date. These credits or any transactions in such notes settled during such processing will be reported to the relevant CDS participant on that business day. Cash received in CDS as a result of sales of notes by or through a CDS participant to a DTC participant will be received with value on the DTC settlement date, and will be available in the relevant CDS cash account on the same business day as settlement in DTC.

Although DTC and CDS have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, CDS is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. None of the indenture trustee, the paying agent, any of the Agents or us will have any responsibility for the performance by DTC, CDS or their respective participants of their respective obligations under the rules and procedures governing their operations.

LIMITATION ON SECURED INDEBTEDNESS

The notes are not secured by mortgage, pledge or other lien. However, subject to certain significant exceptions described below, we will covenant that so long as any of the notes remain outstanding, we will not mortgage, pledge or otherwise subject any asset to any lien to secure Indebtedness, as defined below, unless the notes are secured equally and ratably with such Indebtedness by a lien on such asset, for so long as such Indebtedness remains outstanding. This covenant does not apply to:

o    any asset allocated to a separate investment account;

o liens which attach concurrently with or within 90 days after the acquisition or commencement of construction or improvement of an asset, which secure obligations incurred or assumed for the purpose of financing the cost of such acquisition, construction or improvement;

o liens on any asset of any corporation which exist at the time such corporation is merged or consolidated with us or to which all or substantially all of our assets are transferred and which were not created in contemplation of such merger, consolidation or transfer;

o liens on any asset which exist prior to the acquisition of such asset and which were not created in contemplation of its acquisition;

o liens on any asset if recourse on the related Indebtedness is limited to such asset;

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o    liens arising out of the  refinancing,  extension,  renewal or refunding of any Indebtedness secured by any of the foregoing permitted liens;

o    liens on Permitted Collateralization Assets, as defined below;

o liens arising out of loans of securities, repurchase agreements, reverse repurchase agreements, or swap contracts entered into in the ordinary course of business;

o liens arising in connection with policies or contracts of insurance, reinsurance, guaranteed investment contracts, funding agreements and other similar contracts entered into in the ordinary course of business;

o easements, rights-of-way and similar liens or encumbrances on real property that do not in the aggregate materially impair the use of such property;

o    liens securing  obligations owed by us to one or more of our  subsidiaries;
     and

o other liens that secure Indebtedness in an aggregate amount not exceeding 10% of Consolidated Net Tangible Assets.

For purposes of this covenant, "Consolidated Net Tangible Assets" means our total assets appearing on our most recent consolidated quarterly balance sheet, prepared in accordance with U.S. GAAP, less each of the following as shown on such balance sheet: (a) all short-term debt, dividends payable to policyholders, and unpaid claims and claim expense reserve, (b) all goodwill, tradenames, trademarks, licenses, patents and copyrights, (c) all deferred policy acquisition costs, and (d) all assets allocated to separate accounts.

For purposes of this covenant, "Indebtedness" means:

o all obligations of ours for borrowed money evidenced by bonds, debentures, notes or other similar instruments,

o all obligations of ours to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,

o all obligations of ours as a lessee which are capitalized in accordance with U.S. GAAP,

o all non-contingent obligations of ours to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument,

o all debt of others which would be Indebtedness under this definition if incurred by us, if the debt is secured by a lien on our general assets, whether or not we assume the debt,

o any guarantee by us of debt of others which would be Indebtedness under this definition if incurred directly by us, and

o all redeemable preferred stock issued by us other than any such preferred stock redeemable at our sole option;

provided that the term Indebtedness shall not include (a) obligations for which recourse for payment is limited to specified assets of a person and (b) obligations of an insurance company (1) which arise in connection with policies or contracts of insurance, reinsurance, guaranteed investment contracts, funding agreements and other similar contracts entered into in the ordinary conduct of the insurance company's business or (2) to the extent that recourse for the payment of such obligations is limited to assets held in separate accounts of the insurance company.

For purposes of this covenant, "Permitted Collateralization Assets" means generally assets that are pledged to secure any obligation that relates to pass-through obligations, collateralized mortgage obligations, collateralized bond obligations or similar instruments, except for obligations of ours or one of our subsidiaries if the obligation requires us or such subsidiary to make a cash payment, recourse for the payment of which is not limited to specific assets of ours or of such subsidiary.

Neither this covenant nor any other covenant restricts us from issuing insurance policies, funding agreements or other insurance products which, under applicable insurance laws, would be repayable prior to our general unsecured obligations, including the notes, if we became the subject of an insolvency proceeding.

CONSOLIDATION, MERGER OR SALE OF ASSETS

We may not consolidate with or merge into any other person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets unless:

     (1) we are the survivor in the merger, or the survivor (or entity to which all or substantially all of our assets are sold, assigned, transferred, leased or conveyed), if not us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any interest on, all of the outstanding notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture; and

     (2) immediately after giving effect to the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default.

This covenant will not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control includes a merger or consolidation or transfer of all or substantially all of our properties and assets. There are no covenants or other provisions in the indenture providing for a put or increased interest or that would otherwise afford holders of notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt other than as set forth above under "--Limitation on Secured Indebtedness."

EVENTS OF DEFAULT

Upon the occurrence of an Event of Default (defined below), a series of notes may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such notes are non-interest bearing, the amortized face amount of such notes or such
other  redemption  amount  as  may  be  specified  in  the  applicable   pricing
supplement.

The following will be Events of Default with respect to notes of each series:

o our failure to pay the principal (other than any installment payment), when due and payable, with respect to such series of notes and continuance of such failure for a period of five business days,

o our failure to pay any interest premium, if applicable, installment payments (if applicable) or any other amounts, when due and payable, with respect to such series of notes and continuance of such failure for a period of 30 days,

o our failure to observe or perform in any material respect any covenant contained in the indenture (other than those listed in the first, second and, if applicable, sixth bullet points herein) for such series of notes for a period of 60 days after the date on which the indenture trustee provides us written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the applicable series of notes provide us and the indenture trustee written notice in the same manner, specifying such failure and requiring such failure to be remedied and stating that it is a "notice of default",

o either (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the applicable jurisdiction, which decree or order is not stayed, or any other similar relief shall be granted under any applicable law, or
     (2) an involuntary case shall be commenced against us under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over us or all or a substantial part of our property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian for all or a substantial part of our property or a court having jurisdiction in the premises shall enter a decree or order declaring our dissolution, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of our property and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged,

o either (1) we shall have an order for relief entered or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of our property, or we shall make any assignment for the benefit of creditors, or (2) we shall fail or be unable, or we admit in writing our inability, to pay our debts as such debts become due, or our board of directors shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph, or

o any other Event of Default provided in this prospectus or the applicable pricing supplement and applicable notes or the indenture.

If an Event of Default specified in the fourth or fifth bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the notes will be immediately due and payable without any declaration or other action by us, the indenture trustee or the holder of any note. If an Event of Default specified in the first, second, third or sixth bullet point above shall have occurred and be continuing, the indenture trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding notes of the affected series may, by written notice to us and the indenture trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the notes to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by us. This provision, however, is subject to the condition that, at any time after the principal of the notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the notes then outstanding of the affected series by written notice to us and the indenture trustee may rescind and annul such declaration and its consequences with respect solely to such notes, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon.

APPLICATION OF MONEY COLLECTED UNDER THE INDENTURE

Following an Event of Default and during the continuance thereof, with respect to a series of notes, any monies that may then be held or thereafter received by the indenture trustee with respect to such notes shall be applied in the following order, at the dates and in the manner fixed by the indenture trustee:

FIRST, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee in accordance with the expense and indemnity agreement between us and the indenture trustee;

SECOND, to the payment of the amounts then due and unpaid upon such notes for principal, premium, if any, and interest and all other amounts in respect of which or for the benefit of which such amounts have been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

THIRD, any remaining balance shall be returned to us.

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CERTAIN RIGHTS OF HOLDERS

The holder(s) of a majority in aggregate principal amount of a series of notes at the time outstanding, who provide the indenture trustee with indemnification satisfactory to the indenture trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee by the indenture, in each case solely in respect of such notes; provided, however, that such direction shall not be in conflict with any rule of law or the indenture and would not involve the indenture trustee in personal liability and the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with such direction.

No holder of the notes shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture for such notes or for the appointment of a receiver or trustee, unless:

o such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such notes,

o the holder(s) of notes representing not less than 25% of the aggregate principal amount of such series of outstanding notes shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee,

o such holder(s) have offered to the indenture trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request,

o the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

o no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holder(s) of such series of notes representing at least a majority of the aggregate principal amount of the outstanding notes of such series.

With respect to the above, no holder(s) of notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other holder of any note of a series or to obtain or to seek to obtain priority or preference over any other holder of any note of such series to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of such series. Notwithstanding the foregoing, nothing in the notes or the indenture will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such notes, or any other amount payable under such notes or the indenture, when and to the extent such payments become due.

MODIFICATIONS AND AMENDMENTS

   MODIFICATIONS AND AMENDMENTS WITHOUT CONSENT OF HOLDERS

We may enter into a supplemental indenture with the indenture trustee at any time, without the consent of any holder of notes of the relevant series for the purpose of:

o conveying, transferring, assigning, mortgaging or pledging to the indenture trustee any property or assets as security for the notes,

o curing any ambiguity or correcting or supplementing any provision contained in the indenture, or the notes or any supplemental indenture, which may be defective or inconsistent with any other provision contained in the indenture, the notes, the relevant supplemental indenture or any other documents in connection with this program, which shall not materially adversely affect the interests of any holder of the notes,

o adding to our covenants or those of the indenture trustee for the benefit of the holders of the notes or to surrender any right or power conferred in the indenture on us,

o    adding any additional Events of Default to the indenture,

o evidencing and providing for the acceptance of appointment by a successor indenture trustee with respect to the notes,

o providing for the issuance of and establishing the forms and terms and conditions of the notes, or

o establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or any notes.

   MODIFICATIONS AND AMENDMENTS WITH CONSENT OF HOLDERS

We and the indenture trustee may enter into one or more supplemental indentures for the purpose of making any amendment or modification to the notes of a series or the indenture or modifying in any manner the rights of any holder of notes with consent of the holder(s) representing at least a majority in aggregate principal amount of notes affected by the proposed modification at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each note affected thereby:

o change the stated maturity of the principal of or any installment of interest on any such note,

o reduce the principal amount of or interest on, or any premium payable on any such note,

o change any place of payment where, or the coin or currency in which the principal of premium, if any or interest on, any such note is payable,

o impair or affect the right of any holder of such notes to institute suit for the enforcement of any payment on or with respect to such notes,

o reduce the percentage of the aggregate principal amount of such outstanding notes, the consent of the holders of which is

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


     required for any supplemental indenture, or the consent of the holders of which is required for any waiver of defaults thereunder and their consequences provided for in the indenture,

o modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each such outstanding note,

o modify or alter the provisions of the definition of "Outstanding" in the indenture, or

o modify or affect in any manner adverse to the interest of any holder of such notes the terms and conditions of our obligations, regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to such notes.

INDENTURE TRUSTEE

Under the indenture, if an Event of Default with respect to the applicable notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Except during the continuance of an Event of Default, the indenture provides that the indenture trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into the indenture.

No provision of the indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

o this paragraph does not limit the effect of the immediately preceding paragraph,

o the indenture trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture unless a "responsible officer" (as defined in the indenture) of the indenture trustee has actual knowledge that such statements or opinions are false, provided that the indenture trustee must examine such certificates and opinions to determine whether they conform to the requirements of the indenture,

o the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts,

o the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of notes representing at least a majority of the aggregate principal amount of the notes then outstanding (or if an event of default under the notes has occurred and the holders direct the indenture trustee to take action as described under "-- Certain Rights of Holders" above) relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture, and

o no provision of the indenture requires the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

We will enter into an expense and indemnity agreement with the indenture trustee. Pursuant to the expense and indemnity agreement, we have the sole obligation to pay the fees due to the indenture trustee with respect to the program. We will indemnify the indenture trustee with respect to certain matters.

Under the expense and indemnity agreement, we will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. In general excluded amounts include:

o any cost, loss, damage, claim, expense, disbursement tax, penalty or liability of any kind resulting from the bad faith or gross negligence of the indenture trustee; or

o    any income taxes or overhead expenses of the indenture trustee.

The indenture trustee may resign with respect to all notes or any or all series of notes at any time by giving not less than 60 days' prior written notice thereof to us and the holders of the related notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

If at any time:

o the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the indenture and shall fail to resign after written request by us or any applicable holder of notes who has been a bona fide holder of a note for at least six (6) months;

o the indenture trustee shall become incapable of acting with respect to the notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

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o    the  indenture  trustee shall fail to comply with the  obligations  imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to notes after written request by us or any applicable holder of notes who has been a bona fide holder of a note for at least twelve (12) months, then, we (except upon the occurrence and during the continuation of an Event of Default) may petition any court of competent jurisdiction to remove the indenture trustee with respect to the applicable notes and appoint a successor indenture trustee.

In addition to the right of petition given to the resigning indenture trustee and the right of removal given to us pursuant to the preceding paragraphs, any holder who has been a bona fide holder of notes for at least twelve (12) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee or the removal of the indenture trustee and the appointment of a successor indenture trustee, as the case may be.

The indenture trustee may also be removed with respect to all series of notes outstanding at any time by holders of a majority of the aggregate principal amount of the outstanding notes of all series voting as a class, by delivering to the indenture trustee and to us evidence required for such action by the indenture.

If the indenture trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the indenture trustee for any reason, we shall promptly appoint a successor indenture trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor indenture trustee shall be appointed by act of the holders of notes representing a majority of the aggregate principal amount of outstanding notes delivered to us and the retiring indenture trustee, the successor indenture trustee so appointed shall, upon its acceptance of such appointment, become the successor indenture trustee and supersede the successor indenture trustee appointed by us.

   MEETINGS OF HOLDERS

A meeting of holders of a series of notes may be called at any time and from time to time pursuant to the indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of notes.

Unless otherwise provided in a note certificate representing the applicable notes, the indenture trustee may at any time call a meeting of holders of such notes for any purpose specified in the preceding paragraph, to be held at such time and at such place in The City of New York or at such other place as the indenture trustee shall determine. Notice of every meeting of such holders of notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all of the holders of notes, whether or not such holders were present or represented at the meeting.

Satisfaction and Discharge

The indenture will provide that when, among other things, all notes of a series not previously delivered to the indenture trustee for cancellation:

o    have become due and payable,

o    will become due and payable at their stated maturity within one year, or

o are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in our name and at our expense, and we deposit, or cause to be deposited with the indenture trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount sufficient to pay and discharge the entire indebtedness on such notes not previously delivered to the indenture trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture. Any government obligations deposited with the indenture trustee to satisfy and discharge the indebtedness under a series of notes must be scheduled to mature prior to the maturity or redemption date of such notes. The indenture trustee shall have the right (but not the obligation) to require us to deliver to the indenture trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the indenture trustee, as to the sufficiency of deposits made by us in connection with the satisfaction and discharge of any series of notes.

DEFEASANCE AND COVENANT DEFEASANCE

Unless we state otherwise in the applicable pricing supplement, the indenture will provide (1) that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of notes at any time, and (2) that we may instead be released from our obligations described above under "Limitation on Secured Indebtedness" and "Consolidation, Merger or Sale of Assets" and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

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


If we accomplish defeasance, you would have to rely solely on the deposit (described below) for payments on your notes. You could not look to us for payment in the event of any shortfall.

If we accomplish covenant defeasance with regard to your note, the covenants described under "Limitation on Secured Indebtedness" and "Consolidation, Merger or Sale of Assets" would no longer apply, and we may be released from certain other obligations, including obligations imposed by supplemental indentures, if any, with respect to your note, and we may elect not to comply with those covenants and obligations without creating an event of default.

Defeasance or covenant defeasance may be effected only if:

o we irrevocably deposit with the indenture trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective due dates, the principal of and any premium and interest on, all outstanding notes of that series, provided that the indenture trustee shall have the right (but not the obligation) to require us to deliver to the indenture trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the indenture trustee, as to the sufficiency of the deposits made by us in connection with the defeasance or covenant defeasance under any series of notes,

o we deliver to the indenture trustee an opinion of counsel to the effect that:

     o the holders of notes of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

     o the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the notes of that series, provided, that in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the indenture,

o    no event of default under the indenture has occurred and is continuing,

o such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

o such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

o we deliver to the indenture trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with,

o if such notes are to be redeemed prior to their stated maturity date (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the indenture or provision therefor satisfactory to the indenture trustee shall have been made, and

o    other conditions specified in the indenture are met.

MISCELLANEOUS

   NOTICES

All notices regarding notes may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the notes as their names appear in the note register maintained by the registrar or, for book-entry notes, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

   GOVERNING LAW, SUBMISSION TO JURISDICTION

The indenture and any notes shall be governed by, and construed in accordance with, the laws of the State of New York. All judicial proceedings brought against us or the indenture trustee arising out of or relating to the indenture or any note may be brought in a U.S. federal court located in New York City, the Borough of Manhattan, provided that the pricing supplement for any notes may specify other jurisdictions as to which we may consent to the nonexclusive jurisdiction of its courts with respect to such notes.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial holders of the notes who purchase the notes at their issue price (determined as set forth below) and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all of the tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules under U.S. federal income tax laws, such as certain financial institutions, banks, insurance companies, dealers in securities, traders in securities, tax-exempt entities, certain former citizens or res-idents of the U.S., holders who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, holders who mark their securities to market for U.S. federal income tax purposes or holders whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.

This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. The statements set forth in this discussion, to the extent they summarize matters of U.S. federal income tax law or state legal conclusions with respect thereto, represent the opinion of Debevoise & Plimpton LLP. Except where indicated, this discussion does not describe the tax consequences of holding a note that is treated as a "variable rate debt instrument" or "contingent payment debt instrument" under applicable Treasury Regulations or an indexed note, and a general summary of any materially different federal income tax considerations relating to any such note will be included in the relevant pricing supplement.

For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any state of the U.S. or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date. The term "Non-U.S. Holder" means a beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes, and U.S. Holders and Non-U.S. Holders are referred to collectively as "holders."

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of such partnership and its partners will generally depend upon the status and activities of the partnership and its partners. A prospective purchaser of a note that is treated as a partnership for U.S. federal income tax purposes should consult its own tax adviser regarding the U.S. federal income tax considerations to it and its partners of the purchase, ownership and disposition of the notes.

PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. HOLDERS

   INTEREST AND ORIGINAL ISSUE DISCOUNT

Each U.S. Holder of a note will include in income payments of "qualified stated interest" (as described below) in respect of such note in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such note by an amount equal to or more than a DE MINIMIS amount, a U.S. Holder will be considered to have purchased such note with original issue discount ("OID"). In general, the DE MINIMIS amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a note multiplied by the weighted average number of complete years to maturity from the issue date of such note. If a U.S. Holder acquires a note with OID, then regardless of such U.S. Holder's method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on the note. Any amount not treated as OID because it is DE MINIMIS generally must be included in income (generally as gain from the sale of notes) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note. Special rules apply to notes with a fixed maturity of one year or less. See below under "-- Short-Term Notes."

"Stated redemption price at maturity" generally means the sum of all payments to be made on a note other than payments of "qualified stated interest." "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a note is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, special rules apply that are not discussed in this document.

In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to
(i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.

A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the note).

An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. The Internal Revenue Service ("IRS") may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a "contingent payment debt instrument." Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. Special rules applicable to contingent payment debt instruments will be described in the relevant pricing supplement.

   PREMIUM

If the amount paid by a U.S. Holder for a note exceeds the stated redemption price at maturity of the note, such U.S. Holder generally will be considered to have purchased the note at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of the note. In the case of a note that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

   SHORT-TERM NOTES

Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income on such note is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

   SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF NOTES

In general, a U.S. Holder of a note will have a tax basis in such note equal to the cost of the note to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest. Upon a sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary income if not previously included in income) and the U.S. Holder's tax basis in such note. Subject to the rules described below under "Foreign Currency Notes," such gain or loss will be long-term capital gain or loss if the U.S. Holder will have held the note for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. Holder to offset capital losses against ordinary income is limited.

   FOREIGN CURRENCY NOTES

The following discussion generally describes special rules that apply, in addition to the rules described above, to notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes"). The amount of qualified stated interest paid with respect to a Foreign Currency Note that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest paid to a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Note that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period or, at the U.S. Holder's election, at the spot rate of exchange on the last day of the accrual period. The U.S. Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID for the relevant accrual period and the exchange rate on the date such interest or OID is actually or constructively received.

The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Note generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such note (using the spot rate on such date). Gain or loss that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss) will be recognized only to the extent of the total gain (or loss) realized by the U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Note. Any gain (or loss) realized by a U.S. Holder in excess of such foreign currency gain (or loss) generally will be capital gain or loss (subject to the discussion above regarding Short-Term Notes).

   AGGREGATION RULES

The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchases notes from more than one series of notes.

NON-U.S. HOLDERS

Subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income and withholding tax considerations generally applicable to Non-U.S. Holders:

         (a) payments of principal and interest (including OID) with respect to a note held by or for a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest, (i) such interest is not received by a bank on an extension of credit made pursuant to a loan agreement entered in the ordinary course of its trade or business, (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all of Hartford Life's classes of stock entitled to vote, (iii) such Non-U.S. Holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to Hartford Life through stock ownership, (iv) such interest is not contingent interest described in section 871(h)(4)(A) of the Code and (v) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such Non-U.S. Holder; and

         (b) a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, retirement or other disposition of a note, unless (i) such Non-U.S. Holder is an individual who is pre-sent in the U.S. for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the U.S. (in each case, subject to the provisions of an income tax treaty).

In general, sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from U.S. federal withholding tax described in paragraph
(a) above, the Non-U.S. Holder must provide a statement to the withholding agent to the effect that the Non-U.S. Holder is not a United States person. Such requirement will be fulfilled if the Non-U.S. Holder certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address). In the case of notes held by a foreign intermediary (other than a "qualified intermediary") or a foreign partnership (other than a "withholding foreign partnership"), the foreign intermediary or partnership, as the case may be, generally must provide a properly executed IRS Form W-8IMY (or successor form) to the withholding agent and attach an appropriate certification by each foreign beneficial owner or U.S. payee.

If a Non-U.S. Holder is engaged in a trade or business in the U.S., and if amounts (including OID) treated as interest for U.S. federal income tax purposes on a note or gain realized on the sale, exchange, retirement or other disposition of a note are effectively connected with the conduct of such trade or business (subject to the provisions of an applicable income tax treaty), the Non-U.S. Holder, although generally exempt from U.S. federal withholding tax described in paragraph (a) above, will generally be subject to regular U.S. federal income tax on such effectively connected income or gain in the same manner as if it were a U.S. Holder. In lieu of the statements described in the preceding paragraph, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or successor form) to the withholding agent in order to claim an exemption from U.S. federal withholding tax. In addition, if such Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9 (or successor form). In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, retirement or other disposition of, a note if a statement referred to in clause (a)(v) of the first paragraph in "Non-U.S. Holders" above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. Withholding agents must nevertheless report to the IRS and to each Non-U.S. Holder the amount of interest (including OID) paid with respect to the notes held by such Non-U.S. Holder and the rate of withholding (if any) applicable to such Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

DISCLOSURE REQUIREMENTS FOR CERTAIN HOLDERS RECOGNIZING SIGNIFICANT LOSSES

A U.S. Holder or Non-U.S. Holder that claims significant losses in respect of a note for U.S. federal income tax purposes (generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) $50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) may be subject to certain disclosure requirements for "reportable transactions." Holders should consult their own tax advisers concerning any possible disclosure obligation with respect to the notes.

ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, "ERISA plans"), and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.

Section 406 of ERISA and Section 4975 of the Code also prohibit plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such plans

(together, "parties in interest"), unless a statutory or administrative exemption is available. For example, if we are a party in interest with respect to a plan (either directly or by reason of our ownership of our subsidiaries) or if the purchasing agent or any dealer in the selling group is a party in interest with respect to a plan, the purchase of the notes by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.

The U.S. Department of Labor ("DOL") has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code provide statutory exemptions for certain transactions effected for "adequate consideration." There can be no assurances that any of these class exemptions, the statutory exemptions or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

Accordingly, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan, unless the purchase and holding of the notes is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA, Section
4975(d)(20) of the Code or any other applicable prohibited transaction exemption. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and is not purchasing the notes on behalf of or with "plan assets" of any plan or other plan asset entity; or its purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA, Section 4975(d)(20)
of the Code or another applicable exemption, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the notes.

Moreover, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan if we or any of our affiliates or the purchasing agent, any dealer in the seller group or any of their respective affiliates (a) has investment or administrative discretion with respect to the assets of the plan used to effect such purchase; (b) has authority or responsibility to give, or regularly give, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets, and (2) will be based on the particular investment needs of such plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, are an employer maintaining or contributing to such plan.

Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court's decision in JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company's general account are treated as assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the U.S. Department of Labor in January 2000.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as
Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes) is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

The sale of any notes to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Notwithstanding the above, with regard to a particular series of notes, the sale of notes to plans, or a person utilizing the plan assets of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN'S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

This prospectus relates to the offering of notes from time to time for sale to Bear, Stearns & Co. Inc. or such other purchasing agent specified in a pricing supplement (each, the "purchasing agent" with respect to the applicable series of notes) in accordance with the distribution agreement (the "Distribution Agreement"), to be entered into between us and the agents named therein.

The notes will be offered to the purchasing agent for subsequent resale to agents and other dealers who are broker-dealers and securities firms. The notes will be offered for sale in the United States and Canada only. Dealers who are members of the selling group have executed a master selected dealer agreement with the purchasing agent. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes. We also may appoint additional agents to solicit offers to purchase the notes. Any solicitation and sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. We will pay the purchasing agent a gross selling concession to be divided among the purchasing agent and the other agents as they agree. The concession is payable to the purchasing agent in the form of a discount of not more than 5% (unless otherwise specified in the pricing supplement) of the non-discounted price for each note sold. The gross selling concession that we will pay to the purchasing agent will be set forth in the applicable pricing supplement. The purchasing agent also may sell notes to dealers at a discount not in excess of the concession received from us. Following the solicitation of orders, each of the agents, severally and not jointly may purchase notes as principal for its own account from the purchasing agent. Unless otherwise specified in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

Subject to the terms of the Distribution Agreement, concurrently with any offering of notes as described in this prospectus, we may issue other notes under this program.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly with us or through an agent).

You will be required to pay the purchase price of your notes in immediately available funds in the specified currency in The City of New York on the date of settlement.

Upon issuance, the notes will not have an established trading market. The notes may not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes the rules of the SEC permit the agents to engage in certain transactions that may stabilize the price of notes. The purchasing agent will conduct these activities for the agents. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the purchasing agent creates a short position in notes (i.e., if it sells notes in an amount exceeding the amount referred to in the applicable pricing supplement), it may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

Neither we nor the purchasing agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor the purchasing agent makes any representation that the purchasing agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The agents, including the purchasing agent, are "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents may be required to make in respect thereof.

In the ordinary course of business, the agents, including the purchasing agent, and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates.

LEGAL MATTERS
--------------------------------------------------------------------------------

Certain matters regarding the notes and their offering will be passed upon:

o for Hartford Life by John F. Kennedy, Counsel for Hartford Life (as to the validity of the notes);

o    for Hartford  Life by Debevoise & Plimpton LLP (as to certain tax matters);
     and

o for the Agents (as to New York law and U.S. federal securities law matters) by Sidley Austin LLP (Sidley Austin LLP provides legal services to Hartford Life, The Hartford Financial Services Group, Inc. and its subsidiaries from time to time).

Opinions issued in connection with future offerings may be issued by counsel other than those listed above. The name of such counsel other than those listed above will be included in the applicable pricing supplement.

EXPERTS
--------------------------------------------------------------------------------

The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from Hartford Life's Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 22, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Hartford Life's change in its method of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2006 and 2005 and June 30, 2006 and 2005 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in Hartford Life's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                                         ANNEX A

                             REPAYMENT ELECTION FORM

                         HARTFORD LIFE INSURANCE COMPANY

           HARTFORD LIFE [INCOMENOTES(sm)] [MEDIUM-TERM NOTES] PROGRAM

                                  CUSIP NUMBER

To:      HARTFORD LIFE INSURANCE COMPANY ("Hartford Life")

     The undersigned financial institution (the "FINANCIAL INSTITUTION") represents the following:

     o The Financial Institution has received a request for repayment from the executor or other authorized representative (the "AUTHORIZED REPRESENTATIVE") of the deceased beneficial owner listed below (the "DECEASED BENEFICIAL OWNER") of the Hartford Life [IncomeNotes(sm)] [Medium-Term Notes] program note (CUSIP No. ) (the "NOTES").

     o At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

     o The Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "DEPOSITARY").

     The Financial Institution agrees to the following terms:

     o The Financial Institution shall follow the instructions (the "INSTRUCTIONS") accompanying this Repayment Election Form (this "FORM").

     o The Financial Institution shall deliver to JPMorgan Chase Bank, N.A. (the "INDENTURE TRUSTEE") the originals of all records specified in the Instructions supporting the above representations and all other related documents received from the relevant broker or other entity, and shall retain photocopies thereof, and shall make such photocopies available to Hartford Life for inspection and review within five business days of Hartford Life's request.

     o If the Financial Institution, the Indenture Trustee or Hartford Life, in any such party's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations or any such other related documents unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Indenture Trustee or Hartford Life may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Indenture Trustee immediately.

     o    Survivor's Option Elections may not be withdrawn.

     o The Financial Institution agrees to indemnify and hold harmless the Indenture Trustee and Hartford Life against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

     o The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

     o Hartford Life shall have the right to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year and all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by Hartford Life, in its sole discretion, which determination shall be final and binding on all parties.

                             REPAYMENT ELECTION FORM

(1)
   -----------------------------------------------------------------------------
                        Name of Deceased Beneficial Owner

(2)
   -----------------------------------------------------------------------------
                                  Date of Death

(3)
   -----------------------------------------------------------------------------
             Name of Authorized Representative Requesting Repayment

(4)
   -----------------------------------------------------------------------------
               Name of Financial Institution Requesting Repayment

(5)
   -----------------------------------------------------------------------------
                    Signature of Authorized Representative of
                   Financial Institution Requesting Repayment

(6)
   -----------------------------------------------------------------------------
                     Principal Amount of Requested Repayment

(7)
   -----------------------------------------------------------------------------
                                Date of Election

(8) Financial Institution          (9) Wire instructions for payment:
    Representative Name:               Bank Name:
    Phone Number:                      ABA Number:
    Fax Number:                        Account Name:
    Mailing Address (no P.O. Boxes):   Account Number:
                                       Reference (optional):


--------------------------------------------------------------------------------
TO BE COMPLETED BY THE INDENTURE TRUSTEE:

(A)   DELIVERY AND PAYMENT DATE:

(B)   PRINCIPAL AMOUNT:

(C)   ACCRUED INTEREST:

(D)   DATE OF RECEIPT OF FORM BY THE INDENTURE TRUSTEE:

(E)   DATE OF ACKNOWLEDGMENT BY THE INDENTURE TRUSTEE:*

----------
* An acknowledgement, in the form of a copy of this document, will be returned to the party and location designated in item (8) above.

                           INSTRUCTIONS FOR COMPLETING

             REPAYMENT ELECTION FORM AND EXERCISING REPAYMENT OPTION

     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1. Collect and retain for a period of at least three years photocopies of the following: (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the notes being submitted for repayment, which evidence may be in the form of a letter from the Representative, and (4) any necessary tax waivers. For purposes of determining whether the notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

     o If a note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

     o The death of a person beneficially owning a note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner's interest in the note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

     o A note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

     o The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a note (or a portion thereof) will be deemed the death of the beneficial owner of that note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Indenture Trustee and Hartford Life. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note.

2.   Indicate the name of the Deceased Beneficial Owner on line (1).

3.   Indicate the date of death of the Deceased Beneficial Owner on line (2).

4. Indicate the name of the Authorized Representative requesting repayment on line (3).

5.   Indicate the name of the Financial Institution requesting repayment on line
     (4).

6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.   Indicate the principal amount of notes to be repaid on line (6).

8.   Indicate the date this Form was completed on line (7).

9. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).

10.  Indicate the wire instruction for payment on line (9).

11.  Leave lines (A), (B), (C), (D) and (E) blank.

12.  Mail or otherwise deliver an original copy of the completed Form to:

BY REGISTERED MAIL                       BY COURIER OR OVERNIGHT DELIVERY
------------------                       --------------------------------
JPMorgan Chase Bank, N.A.                JPMorgan Chase Bank, N.A.
WSS - Survivor Option Processing         WSS - Survivor Option Processing
P.O. Box 2320                            2001 Bryan Street - 9th Floor
Dallas, Texas 75221-2320                 Dallas, Texas 75201

13.  FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE
     ACCEPTED.

14. If the acknowledgement of the Indenture Trustee's receipt of this Form is not received within ten days of the date such information is sent to JPMorgan Chase Bank, N.A., contact JPMorgan Chase Bank, N.A. at 2001 Bryan Street - 9th Floor, Dallas, Texas 75201, Attention: WSS Survivor Option Processing, telephone number: 1-800-516-8216.

15. For assistance with this Form or any questions relating thereto, please contact JPMorgan Chase Bank, N.A., at 2001 Bryan Street - 9th Floor, Dallas, Texas 75201, Attention: WSS Survivor Option Processing, telephone number: 1-800-516-8216.

                         Hartford Life Insurance Company

                             ----------------------
                                   Prospectus
                             ----------------------

                         INCOMENOTES(sm) PURCHASING AGENT
                            Bear, Stearns & Co. Inc.

                              INCOMENOTES(sm) AGENTS

                            A.G. Edwards & Sons, Inc.
                         Banc of America Securities LLC
                           Charles Schwab & Co., Inc.
                                    Citigroup
                      Fidelity Capital Markets Services,
                             a division of National
                             Financial Services, LLC
                               Merrill Lynch & Co.
                                 Morgan Stanley
                               Piper Jaffray & Co.
                                  Raymond James
                             RBC Dain Rauscher Inc.
                           Scott & Stringfellow, Inc.
                               UBS Investment Bank
                               Wachovia Securities

                                September 8, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Hartford Life Insurance Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

              Securities and Exchange Commission filing fee   $        0*
              Fees and expenses of Trustees                   $   40,000
              Printing and engraving expenses.                $   55,000
              Accountant's fees and expenses                  $   10,000
              Legal fees and expenses                         $  245,000
              Rating agency fees                              $  450,000
              Miscellaneous expenses                          $   25,000
                                                              ----------
              Total                                           $  825,000
                                                              ==========

--------------------
* Deferred in accordance with Rules 456(b) and 457(r), other than $10,700 previously paid to register $100,000,000 aggregate initial principal amount of Medium-Term Notes.

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     HARTFORD LIFE INSURANCE COMPANY

     Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes ("CGS") provide the standards under which a corporation may indemnify an individual for liability, including legal expenses, incurred because such individual is a party to a proceeding because the individual was a director, officer, employee, or agent of the corporation. Specifically, Section 33-771(a)(2) permits a corporation to indemnify a director if the corporation, pursuant to Section 33-636(5)(b), obligated itself under its certificate of incorporation to indemnify a director for liability except for certain liability involving conduct described in Section 33-636(5)(b). Section 33-776 permits a corporation to indemnify an officer, employee, or agent of the corporation to the same extent as a director as may be provided by the corporation's bylaws, certificate of incorporation, or resolution of the board of directors. Consistent with the statutes referenced above, under Hartford Life's Certificate of Incorporation, Hartford Life must indemnify directors for liability except liability that: (a) involved a knowing and culpable violation of law by the director; (b) enabled the director or an associate to receive an improper personal gain; (c) showed a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or (e) created liability under section 33-757 relating to unlawful distributions.

     Hartford Life's Certificate of Incorporation also permits Hartford Life, at the discretion of the board of directors, to indemnify any current or former director, officer, employee or agent of the corporation to the fullest extent permitted by law. Accordingly, under Hartford Life's bylaws, Hartford Life must, to the fullest extent permitted by applicable law, indemnify directors and officers of Hartford Life against all expenses, including attorney's fees, in connection with any proceeding by reason of the fact that such person was a director or officer of Hartford Life.

     Section 33-777 permits a corporation to procure insurance on behalf of an individual who was a director or officer of the corporation. Consistent with the statute, the directors and officers of Hartford Life Insurance Company are covered under a directors and officers liability insurance policy.

ITEM 16.      EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

1.1 Distribution Agreement, dated September 8, 2006, between Hartford Life Insurance Company and the Agent(s) named therein.

4.1 Indenture, dated September 8, 2006, between JPMorgan Chase Bank, N.A., as indenture trustee, and Hartford Life Insurance Company.

4.2      Form of Global Note (included as Exhibit A to the Indenture filed as
         Exhibit 4.1 hereto).

5        Opinion of Counsel of Hartford Life Insurance Company.

8        Opinion of Debevoise & Plimpton LLP.

10 Expense and Indemnity Agreement, dated September 8, 2006, between Hartford Life Insurance Company and JPMorgan Chase Bank, N.A., as indenture trustee.

12       Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

15       Letter of Awareness of Deloitte & Touche LLP.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Counsel of Hartford Life Insurance Company (included in
         Exhibit 5).

23.3     Consent of Debevoise & Plimpton LLP (included in Exhibit 8).

24 Power of Attorney of Board of Directors and Officers of Hartford Life Insurance Company.

25 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.

ITEM 17.      UNDERTAKINGS.

     (a) Rule 415 Offering.

     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                           (i) Each prospectus filed by the registrant pursuant
                  to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                           (ii) Each prospectus required to be filed pursuant to
                  Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                  (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the
                  undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii) Any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                           (iii) The portion of any other free writing
                  prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other communication that is an offer in the
                  offering made by the undersigned registrant to the purchaser.

                  (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) SEC Position on Indemnification for Securities Act Liabilities

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Hartford Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on this eighth day of September, 2006.

HARTFORD LIFE INSURANCE COMPANY

By:                      *                             *By:  /s/ John F. Kennedy
      --------------------------------------------           -------------------
      Thomas M. Marra, President, Chief                      John F. Kennedy
      Executive Officer and Chairman of the Board            Attorney-in-Fact

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                               TITLE                                    DATE

                *                       President, Chief Executive Officer and
---------------------------------       Chairman of the Board, Director
         Thomas M. Marra                (Principal Executive Officer)

                *                       Executive Vice President and
---------------------------------       Chief Financial Officer
         Glenn D. Lammey                (Principal Financial Officer)
                *
---------------------------------
       Lizabeth H. Zlatkus              Executive Vice President, Director

                *                       Senior Vice President and
---------------------------------       Chief Accounting Officer
      Ernest M. McNeill, Jr.            (Principal Accounting Officer)
                *
---------------------------------       Senior Vice President &
          David A. Carlson              Director of Taxes, Director
                *
---------------------------------
          Michael L. Kalen              Executive Vice President, Director
                *
---------------------------------
           John C. Walters              Executive Vice President, Director
                *
---------------------------------       Executive Vice President &
        David M. Znamierowski           Chief Investment Officer, Director

*By: /s/ John F. Kennedy                                                                 September 8, 2006
     ----------------------------
     John F. Kennedy
     Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

1.1 Distribution Agreement, dated September 8, 2006, between Hartford Life Insurance Company and the Agent(s) named therein.

4.1 Indenture, dated September 8, 2006, between JPMorgan Chase Bank, N.A., as indenture trustee, and Hartford Life Insurance Company.

4.2      Form of Global Note (included as Exhibit A to the Indenture filed as
         Exhibit 4.1 hereto).

5        Opinion of Counsel of Hartford Life Insurance Company.

8        Opinion of Debevoise & Plimpton LLP.

10 Expense and Indemnity Agreement, dated September 8, 2006, between Hartford Life Insurance Company and JPMorgan Chase Bank, N.A., as indenture trustee.

12       Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

15       Letter of Awareness of Deloitte & Touche LLP.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Counsel of Hartford Life Insurance Company (included in
         Exhibit 5).

23.3     Consent of Debevoise & Plimpton LLP (included in Exhibit 8).

24 Power of Attorney of Board of Directors and Officers of Hartford Life Insurance Company.

25 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.

----------------